The information in this pricing supplement is not complete and may be changed. We may not deliver these securities until a final pricing supplement is delivered. This pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

        Subject to completion, Pricing Supplement dated November 3, 2005

PROSPECTUS Dated November 10, 2004                            Amendment No. 1 to
PROSPECTUS SUPPLEMENT                              Pricing Supplement No. 102 to
Dated November 10, 2004                    Registration Statement No. 333-117752
                                                          Dated           , 2005
                                                                  Rule 424(b)(3)

                                 Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES F
                                  Senior Notes
                               ------------------

                       Class A MPS(SM) due November 30, 2012
                       Class B MPS(SM) due November 30, 2012
              Linked to the Value of a Basket of Common Stocks and
                 American Depositary Shares of Fifteen Companies
                        Market Participation Securities(SM)
                                    ("MPS(SM)")

Morgan Stanley is offering the Class A MPS and the Class B MPS linked to a basket of the common stock and American Depositary Shares of fifteen companies, which we refer to individually as basket shares and collectively as the basket. See the section of this pricing supplement called "Summary of Pricing Supplement--Basket Shares."

o    The principal amount and issue price of each MPS is $1,000.

o    Neither the Class A MPS nor the Class B MPS pay interest.

o The Class A MPS provide 100% principal protection at maturity. At maturity you will receive for each Class A MPS that you hold the greater of the Class A MPS basket-linked payment amount or $1,000.

     o The Class A MPS basket-linked payment amount is equal to the product of (i) $1,000 and (ii) the product of the quarterly performance of the basket for each of the 28 quarterly valuation periods during the term of the Class A MPS, subject to a maximum quarterly performance for each quarterly valuation period of 6.50%.

o The Class B MPS provide 90% principal protection at maturity. At maturity you will receive for each Class B MPS that you hold the greater of the Class B MPS basket-linked payment amount or $900.

     o The Class B MPS basket-linked payment amount is equal to the product of (i) $1,000 and (ii) the product of the quarterly performance of the basket for each of the 28 quarterly valuation periods during the term of the Class B MPS, subject to a maximum quarterly performance for each quarterly valuation period of 7.00%.

o Initially, the basket will be weighted equally among the basket shares. The initial fractional amount of each basket share included in the basket will be determined by an exchange ratio, as set forth in this pricing supplement, based on the initial weighting and average closing price of each basket share determined over the first three trading days commencing on and following the date we price the MPS for initial sale to the public. The exchange ratio for each basket share will remain constant for the term of the MPS unless adjusted for certain events relating to that basket share or the issuer of that basket share.

o Investing in the MPS is not equivalent to investing in the basket or any of the basket shares.

o    The MPS will not be listed on any securities exchange.

o The CUSIP number for the Class A MPS is 61748AAF3. The CUSIP number for the Class B MPS is 61748AAG1.

You should read the more detailed description of the MPS in this pricing supplement. In particular, you should review and understand the descriptions in "Summary of Pricing Supplement" and "Description of Class A MPS and Class B MPS."

The MPS involve risks not associated with an investment in ordinary debt securities. See "Risk Factors" beginning on PS-13.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

                             -----------------------
                           PRICE 100% PER CLASS A MPS
                           PRICE 100% PER CLASS B MPS
                             -----------------------

                                       Price to       Agent's      Proceeds to
                                        Public    Commissions(1)     Company
                                      --------- ----------------- --------------
Per Class A MPS......................      %              %              %
Total................................      $              $              $

Per Class B MPS......................      %              %              %
Total................................      $              $              $

(1) For additional information, see "Supplemental Information Concerning Plan of Distribution" in this pricing supplement.

                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the MPS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus relating to the MPS, see the section of this pricing supplement called "Description of Notes--Supplemental Information Concerning Plan of Distribution."

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the MPS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Neither this pricing supplement nor the accompanying prospectus supplement and prospectus may be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The MPS may not be offered or sold to the public in Brazil. Accordingly, the offering of the MPS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to such offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The MPS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the MPS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The MPS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the MPS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to MPS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The MPS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the MPS may not be circulated or distributed, nor may the MPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the MPS to the public in Singapore.

                          SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the MPS(SM) we are offering to you in general terms only. Any term that does not refer to a specific class of MPS applies to both the Class A MPS and the Class B MPS. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The MPS are medium-term debt securities of Morgan Stanley. The return on the MPS is linked to the performance of a basket of the common stocks of Alvarion Ltd., AudioCodes Ltd., Check Point Software Technologies Ltd., Comverse Technology, Inc., Amdocs Limited, Electronics For Imaging, Inc., Syneron Medical Ltd., M-Systems Flash Disk Pioneers Ltd., Perrigo Company, Taro Pharmaceutical Industries Ltd., Verint Systems Inc., Vishay Intertechnology, Inc. and Zoran Corporation and the American Depositary Shares of Teva Pharmaceuticals Industries Limited and NICE-Systems Ltd., each of which we refer to as the basket shares. These MPS combine features of debt and equity by offering at maturity repayment 100% of the issue price in the case of the Class A MPS and repayment of 90% of the issue price in the case of the Class B MPS and the opportunity to participate in the upside potential of the basket as measured by the basket-linked payment amount. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount, if any, by which the basket-linked payment amount exceeds the principal amount of the MPS.

     "Market Participation Securities" and "MPS" are our service marks.

Each MPS costs $1,000           We, Morgan Stanley, are offering Class A and
                                Class B Market Participation Securities due
                                November 30, 2012, Linked to the Value of a
                                Basket of Common Stocks and American Depositary
                                Shares of Fifteen Companies, which we refer to as the MPS. The principal amount and issue price of each MPS is $1,000.

Two classes of MPS              We are offering two classes of MPS. The Class A
                                MPS guarantee the return of 100% of the
                                principal amount thereof at maturity; however, your participation in any increase in the value of the basket for any quarter is limited to 6.50%, which we refer to as the maximum quarterly performance.

                                The Class B MPS guarantee the return of only 90% of the principal amount thereof at maturity; but your participation in any increases in the value of the basket for any quarter is limited to a higher maximum quarterly performance in any quarter of 7.00% .

The initial basket value        At the initial offering of the MPS, the initial
equals 1,000                    basket value is 1,000, which corresponds to the
                                $1,000 issue price and principal amount of the MPS. The fractional amount of each basket share included in the basket will be determined by an exchange ratio calculated so that each basket share is initially equally weighted in the basket based on the average closing prices of each basket share determined over the first three trading days commencing on and following the day we price the MPS for initial sale to the public. The exchange ratio for any basket share will remain constant for the term of the MPS unless adjusted for certain events relating to that basket share or the issuer of that basket share. See "Basket Shares" below.

Payment at maturity             Unlike ordinary debt securities, the MPS do not
                                pay interest. Instead, at maturity, you will receive for each $1,000 principal amount of MPS an amount in cash equal to the product of $1,000 and the product of each of the quarterly performances of the basket over the term of each MPS, as described below, in each case subject to the minimum payment at maturity for each series of MPS. In any quarterly valuation period, the maximum quarterly performance for the Class A
                                MPS is 1.0650

                                (corresponding to a 6.50% quarterly increase in the basket value), while for the Class B MPS, the maximum quarterly performance is 1.0700 (corresponding to a 7.00% quarterly increase in the basket value). In no event, however, will the payment at maturity be less than the applicable minimum payment amount.

                                           Minimum Payment Amount

                                For each Class A MPS, the minimum payment amount is equal to $1,000 (100% of the issue price).

                                For each Class B MPS, the minimum payment amount is equal to $900 (90% of the issue price).

How the payment at maturity     The payment at maturity on the MPS, which we
is determined                   refer to as the maturity redemption amount, will
                                be determined by the calculation agent, as follows:

                                o First, determine the quarterly performance for each quarterly valuation period for each class of MPS. For the Class A MPS, the quarterly performance for each quarterly valuation period may be no greater than the maximum quarterly performance of 1.0650. For the Class B MPS, the quarterly performance for each quarterly valuation period may be no greater than the maximum quarterly performance of 1.0700.

                                o Second, determine the basket-linked payment amount for each class of MPS by multiplying $1,000 by the product of the quarterly performances for each class of MPS.

                                o Last, if the basket-linked payment amount as so determined is less than $1,000 for each Class A MPS, you will receive the minimum payment amount of $1,000 for each Class A MPS. If the basket-linked payment amount is less than $900 for each Class B MPS, you will receive the minimum payment amount of $900 for each Class B MPS. If the basket-linked payment amount for a class of MPS is greater than the minimum payment amount for that class of MPS, you will receive only the applicable basket-linked payment amount for that class of MPS.

How the quarterly performance   To determine the quarterly performance for any
is determined                   quarterly valuation period, the calculation
                                agent will divide the basket value at the end of such quarterly valuation period by the basket value at the end of the previous quarterly valuation period. The basket value at the end of any quarterly valuation period will equal the sum of the products of the exchange ratio for each basket share and the arithmetic average of the closing prices for such basket share as determined on the last three trading days in that quarterly valuation period. The initial basket value will be equal to 1,000 and will be used as the divisor to determine the quarterly performance for the first quarterly valuation period. In no event, however, will the quarterly performance in any quarterly valuation period exceed 1.0650 (corresponding to a 6.50% increase in the basket value) in the case of the Class A
                                MPS or 1.0700 (corresponding to a 7.00% increase in the basket value) in the case of the Class B
                                MPS. As a consequence, if you hold Class A MPS, you will not participate in any quarterly increase in the basket value to the extent that quarterly increase exceeds 6.50% and, if you hold Class B MPS, you will not participate in any quarterly increase in the basket value to the extent that quarterly increase exceeds
                                7.00%.

                                Each quarterly valuation period will begin on a period valuation date and end on the immediately succeeding period valuation date, except that the first quarterly valuation period will begin on the day we price the MPS for initial sale to the public. The period valuation dates for each class of MPS will be (i) the last scheduled trading day of each February, May, August and November, beginning February 2006 through and including August 2012, and (ii) the second scheduled trading day prior to the maturity date. The averaging dates and related period valuation dates for each basket share are subject to postponement, as described in the section of this pricing supplement called "Description of Class A MPS and Class B MPS--Period Valuation Dates."

The basket-linked payment       Because your participation in the quarterly
amount is likely to be less     performance of the basket is limited by the
than the simple price return    maximum quarterly performance of 1.0650, or
of the basket                   6.50%, in the case of the Class A MPS, and
                                1.0700, or 7.00%, in the case of the Class B
                                MPS, the return on your investment in the MPS at maturity is likely to be less than the return you would have received if you had invested
                                $1,000 in an investment linked to the basket that measured the performance of the basket by comparing the closing value of the basket at maturity with the initial basket value, which we refer to as the simple price return of the basket. When we refer to the simple price return of the basket in this pricing supplement, we are not including dividends, if any, paid on the basket shares over the term of the MPS.

                                The amount of the discrepancy, if any, between the basket-linked payment amount and a payment linked to the simple price return of the basket will primarily depend on how often and by how much any of the quarterly performances exceed the maximum quarterly performance during the 28 quarterly valuation periods over the term of each series of MPS.

                                Conversely, if the simple price return of the basket over the term of the MPS is less than $1,000, the minimum payment amount on the Class A MPS will be higher than the return on a comparable investment based directly on the price return on the basket, and if the simple price return of the basket over the term of the MPS is less than $900, the minimum payment amount on both the Class A MPS and the Class B MPS will be higher than the return on a comparable investment based directly on the simple price return on the basket.

                                Please review the examples beginning on PS-8, under "Hypothetical Payouts on the MPS," which explain in more detail how the basket-linked payment amount is calculated and how the return on your investment in the MPS may be more or less than the simple price return of the basket.

                                You can review the historical prices of each of the basket shares and a chart of historical basket values in the section of this pricing supplement called "Description of Class A MPS and Class B MPS --Historical Information."

Basket shares                   The basket is composed of the common stocks and
                                the American Depositary Shares of fifteen companies that are associated with, or do business in part in, Israel. The following table sets forth the issuer of each basket share, the ticker symbol for each basket share, the proportion of the initial basket value represented by each basket share contained in the basket, the exchange ratio for each basket share, the initial average price of each basket share used to calculate its exchange ratio and the value of the fractional share of each basket share contained in the basket based on the initial basket value:

                                                                                            Initial
                                                      Basket     Percentage                 Average       Initial
                                                       Share     of Initial                 Price of      Value Per
                                                      Ticker       Basket       Exchange    Basket        Basket
                    Issuer of Basket Shares           Symbol        Value        Ratio      Shares        Share
              ------------------------------------- ---------- ------------- ------------ ----------- -------------
              Alvarion Ltd.                            ALVR        6.667%                       $        $66.6667
              AudioCodes Ltd.                          AUDC        6.667%                       $        $66.6667
              Check Point Software Technologies
                                                       CHKP        6.667%                       $        $66.6667
              Comverse Technology, Inc.                CMVT        6.667%                       $        $66.6667
              Amdocs Limited                            DOX        6.667%                       $        $66.6667
              Electronics For Imaging, Inc.            EFII        6.667%                       $        $66.6667
              Syneron Medical Ltd.                     ELOS        6.667%                       $        $66.6667
              M-Systems Flash Disk Pioneers Ltd.       FLSH        6.667%                       $        $66.6667
              NICE-Systems Ltd.                        NICE*       6.667%                       $        $66.6667
              Perrigo Company                          PRGO        6.667%                       $        $66.6667
              Taro Pharmaceutical Industries Ltd.      TARO        6.667%                       $        $66.6667
              Teva Pharmaceutical Industries
                Limited                                TEVA*       6.667%                       $        $66.6667
              Verint Systems Inc.                      VRNT        6.667%                       $        $66.6667
              Vishay Intertechnology, Inc.              VSH        6.667%                       $        $66.6667
              Zoran Corporation                        ZRAN        6.667%                       $        $66.6667
              * Trades as American Depositary
              Shares


                                The exchange ratio for each basket share is a number of shares or a fraction of a share calculated so that each basket share represents 66.6667, or one-fifteenth of the 1,000 initial basket value based on the arithmetic average of the closing prices of the basket shares on the first three trading days commencing on and following the day we price the MPS for initial sale to the public.

                                The exchange ratio for each of the basket shares will remain constant for the term of the MPS unless adjusted for certain events relating to such basket share or the issuer of that basket share. See "Description of Class A MPS and Class B MPS--Adjustments to the Exchange Ratios." In addition, the exchange ratio for each basket share and the composition of the basket will be adjusted if any basket share is no longer listed and a class of shares of the issuer of that basket share are not then listed on the Nasdaq National Market, the NYSE or other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system. In such circumstances, the basket share will be removed from the basket, and the value of that removed basket share will be distributed among the remaining basket shares according to their then relative weightings in the basket. To effect the basket adjustment, the exchange ratio of each remaining basket share will be increased by a number of shares, or fraction of a share, of such basket share with a value equal to its then proportionate weighting in the basket of the value, per MPS, of the removed basket share. See "Description of Class A MPS and Class B MPS--Adjustments to the Exchange Ratios."

MS & Co. will be the            We have appointed our affiliate, Morgan Stanley
calculation agent               & Co. Incorporated, which we refer to as MS &
                                Co., to act as calculation agent for JPMorgan
                                Chase Bank, N.A. (formerly known as JPMorgan
                                Chase Bank), the trustee for our senior notes.
                                As calculation agent, MS & Co. will calculate the basket value on each period valuation date, the quarterly performances for each class of MPS, the basket-linked payment amount for each class of MPS, and the payment to you at maturity and determine what, if any, adjustments should be made to the exchange ratios to reflect certain corporate and other events and whether a market disruption event has occurred.

The treatment of the MPS for    The Class A MPS will be treated, and we intend
U.S. federal income tax         to treat the Class B MPS, as "contingent payment
purposes                        debt instruments" for U.S. federal income tax
                                purposes, as described in the section of this pricing supplement called "Description of Class
                                A MPS and Class B MPS--United States Federal
                                Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the MPS even though you will not receive any stated interest payments on the MPS.
                                In addition, any gain recognized by U.S. taxable investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. If the Internal Revenue
                                Service (the "IRS") were successful in asserting an alternative characterization for the MPS, the timing and character of income on the MPS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the MPS, and the IRS or courts may disagree with the tax treatment described in this pricing supplement.
                                Please read carefully the section of this pricing supplement called "Description of Class
                                A MPS and Class B MPS--United States Federal
                                Income Taxation" and the sections called "United
                                States Federal Taxation--Notes--Notes Linked to
                                Commodity Prices, Single Securities, Baskets of
                                Securities or Indices" and "United States
                                Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.


                                If you are a non-U.S. investor, please read the section of this pricing supplement called "Description of Class A MPS and Class B MPS--United States Federal Income Taxation."

                                You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Where you can find more         The MPS are senior notes issued as part of our
information on the MPS          Series F medium-term note program. You can find
                                a general description of our Series F
                                medium-term note program in the accompanying prospectus supplement dated November 10, 2004.
                                We describe the basic features of this type of
                                note in the sections of the prospectus
                                supplement called "Description of Notes-Floating
                                Rate Notes" and "-Notes Linked to Commodity
                                Prices, Single Securities, Baskets of Securities or Indices."

                                Because this is a summary, it does not contain all the information that may be important to you. For a detailed description of the terms of the MPS, you should read the "Description of Class A MPS and Class B MPS" section in this pricing supplement. You should also read about some of the risks involved in investing in MPS in the section called "Risk Factors." The tax treatment of investments in equity-linked notes such as MPS differs from that of investments in ordinary debt securities. See the section of this pricing supplement called "Description of Class A MPS and Class B MPS--United States Federal Income

                                Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the MPS.

How to reach us                 You may contact your local Morgan Stanley branch
                                office or our principal executive offices at 1585 Broadway, New York, New York 10036
                                (telephone number (212) 761-4000).

                         HYPOTHETICAL PAYOUTS ON THE MPS

     The basket-linked payment amount is based on the value of the basket determined over the averaging dates for each quarterly valuation period. Because the value of the basket shares may be subject to significant fluctuations over the term of the MPS, it is not possible to present a chart or table illustrating the complete range of possible payouts at maturity. The examples of the hypothetical payout calculations that follow are intended to illustrate the effect of general trends in the value of the basket on the amount payable to you at maturity. However, no assurance can be given that the value of the basket will appreciate or depreciate over the term of the MPS in accordance with any of the trends depicted by the hypothetical examples below, and the size and frequency of any fluctuations in the value of the basket shares over the term of the MPS, which we refer to as the volatility of the basket shares, may be significantly different than the volatility of the basket shares implied by any of the examples. The basket values used to determine the quarterly performances of the Class A MPS and the Class B MPS will be based on the average closing prices of the basket shares at each quarterly valuation period.

     Assuming for purposes of illustration a hypothetical maximum quarterly performance equal to 1.0650 (equivalent to a quarterly return of the basket of 6.50%), the basket-linked payment amount for each of the examples below is calculated using the following formula:

         Basket-linked Payment      =     $1,000   x     (Product of each of the Quarterly Performances)
         Amount

         where,

                                                          Basket Value at end of Quarterly
                                                                    Valuation Period
         Quarterly Performance      =     lesser of      -------------------------------------  and    1.0650
                                                           Basket Value at start of Quarterly
                                                                    Valuation Period

     Beginning on PS-11, we have provided examples of the hypothetical payouts on the MPS. Below is a simplified example to illustrate how the basket-linked payment amount is calculated. For purposes of the following illustration, assume a hypothetical MPS with four quarterly valuation periods and a basket with an initial value of 1,000.

     If the basket value at the end of each quarterly valuation period is 1,060, 1,050, 1,150 and 1,120, respectively, the Quarterly Performance for each of the quarterly valuation periods would be as follows:


                 Basket Value
                  at start of          Basket Value
              Quarterly Valuation   at end of Quarterly                      Basket     Quarterly
Quarter             Period           Valuation Period                     Performance  Performance
----------- --------------------- ---------------------                 -------------- ------------
                                                         1,060.00
1st Quarter        1,000.00              1,060.00       ------------ =        1.06          1.06
                                                         1,000.00

                                                         1,050.00
2nd Quarter        1,060.00              1,050.00       ------------ =       .99057       .99057
                                                         1,060.00

                                                         1,150.00
3rd Quarter        1,050.00              1,150.00       ------------ =      1.09524       1.0650   (lesser of 1.09524 and 1.0650)
                                                         1,050.00

                                                         1,120.00
4th Quarter        1,150.00              1,120.00       ------------ =       .97391       .97391
                                                         1,150.00

     The basket-linked payment amount equals $1,000 times the product of each of the quarterly performances. Based on the quarterly performances in the above example, the basket-linked payment amount would be calculated as follows:

       $1,000    x     (1.06    x    .99057     x    1.0650  x    .97391)      =       $1,089.08

     The basket-linked payment amount of $1,089.08 represents an increase of 8.91% above the issue price of the MPS. Because the quarterly performance for the quarterly valuation period ending in the third quarter was limited to 1.0650, the return of the basket-linked payment amount as a percentage of the issue price is less than the simple return of the basket. The simple return of the basket, which we refer to as the simple price return of the basket, would measure the overall performance of the basket by dividing the basket value at the end of the final quarterly valuation period by the basket value on the day we price the MPS for initial sale to the public and would be calculated as follows:

    Simple Price Return of the              1,120.00
    Basket                           =     ------------ =    12%
                                            1,000.00

     The simple price return of the basket of 12% on a $1,000 note would result in an investment return of $1,120.00, which is greater than the basket-linked payment amount of $1,089.08. The simple price return of the basket does not include dividends, if any, paid on the basket shares over the term of the MPS.


                                      * * *

     A set of hypothetical examples follows below. The examples are intended to illustrate, in the case of the Class A MPS, the effect of a maximum quarterly performance on a hypothetical investment in a Class A MPS, and, in the case of the Class B MPS, the effect of both a higher maximum quarterly performance and a minimum payment amount that is less than the principal amount of the MPS.

     The examples beginning on PS-11 are based on the following hypothetical terms:

o    Quarterly Valuation Periods: 15

o    Initial Basket Value: 1,000.00

o    Class A MPS Minimum Payment Amount: $1,000 (100% of the Initial Basket
     Value)

o    Class B MPS Minimum Payment Amount: $900 (90% of the Initial Basket Value)

o Class A MPS Maximum Quarterly Performance: 1.0650 (equivalent to a quarterly return of the basket of 6.50%)

o Class B MPS Maximum Quarterly Performance: 1.0700 (equivalent to a quarterly return of the basket of 7.00%)

     The trends and basket-linked payment amounts described in the examples below are hypothetical and are provided only as an illustration. The maximum quarterly performance for each class of MPS, the actual trends of the basket value and the resulting basket-linked payment amount over the 28 quarterly valuation periods of the MPS will be different than the examples.

     As you review the examples, please note that although the maximum quarterly performance for any quarter is 1.0650 or 1.0700 (equivalent to a quarterly return of the basket of 6.50% or 7.00%, respectively), depending on the class of MPS, in measuring the basket performance for the subsequent quarterly period we will use the actual basket value at the start of the quarterly valuation period for that subsequent quarterly period rather than the basket value that would have resulted from an increase of 6.50% or 7.00%, as the case may be, in the basket value during the previous quarter. For example, in Example 3, the basket value increases from 1,380 to 1,670 for the sixth quarterly valuation period, resulting in a basket value performance of 1.21014 (equivalent to an increase in the basket value of 21.014% in that quarter), but a Class A MPS quarterly performance of 1.0650 and a Class B MPS maximum quarterly performance of 1.0700. In the subsequent quarterly period the basket value performance is measured using 1,670 as the starting value of the basket value for that subsequent quarterly period rather than 1,469.70, in the case of the Class A MPS, or 1,476.60, in the case of the Class B MPS, the basket value that would have resulted from an increase of 6.50% or 7.00%, as the case may be, in the basket value during the previous quarterly period.


     Quarterly periods which resulted in an increase in the basket value in excess of the maximum quarterly performance for either the Class A MPS or the Class B MPS, or both, are indicated in bold typeface below.

          --------------------------------------------------------------------------------------------------------------------------
          Example 1                                 Example 2                                Example 3
                                                                                                                 Class A
          Hypothe            Class A    Class B     Hypothe            Class A    Class B    Hypothe             MPS       Class B
Quarterly -tical    Basket   MPS        MPS         -tical    Basket   MPS        MPS        -tical     Basket   Quarterly MPS
Valuation Ending    Value    Quarterly  Quarterly   Ending    Value    Quarterly  Quarterly  Ending     Value    Perfor    Quarterly
Period    Basket    Perfor   Perfor     Perfor      Basket    Perfor   Perfor     Perfor     Basket     Perfor   -mance    Perfor
          Value     -mance   -mance     -mance      Value     -mance   -mance     -mance     Value      -mance   Amount    -mance
          --------------------------------------------------------------------------------------------------------------------------
    Q1    1,040     1.04000  1.04000    1.04000    1,040      1.04000  1.04000    1.04000   1,040      1.04000  1.04000    1.04000
    Q2    1,080     1.03846  1.03846    1.03846    1,070      1.02885  1.02885    1.02885   1,220      1.17308  1.06500    1.07000
    Q3    1,130     1.04630  1.04630    1.04630    1,350      1.26168  1.06500    1.07000   1,140      0.93443  0.93443    0.93443
    Q4    1,180     1.04425  1.04425    1.04425    1,080      0.80000  0.80000    0.80000   1,390      1.21930  1.06500    1.07000
    Q5    1,230     1.04237  1.04237    1.04237    1,120      1.03704  1.03704    1.03704   1,380      0.99281  0.99281    0.99281
    Q6    1,290     1.04878  1.04878    1.04878    1,160      1.03571  1.03571    1.03571   1,670      1.21015  1.06500    1.07000
    Q7    1,350     1.04651  1.04651    1.04651    1,210      1.04310  1.04310    1.04310   1,400      0.83832  0.83832    0.83832
    Q8    1,410     1.04444  1.04444    1.04444    1,290      1.06612  1.06500    1.06612   1,370      0.97857  0.97857    0.97857
    Q9    1,470     1.04255  1.04255    1.04255    1,430      1.10853  1.06500    1.07000   1,430      1.04380  1.04380    1.04380
   Q10    1,540     1.04762  1.04762    1.04762    1,500      1.04895  1.04895    1.04895   1,670      1.16783  1.06500    1.07000
   Q11    1,600     1.03896  1.03896    1.03896    1,570      1.04667  1.04667    1.04667   1,640      0.98204  0.98204    0.98204
   Q12    1,630     1.01875  1.01875    1.01875    1,640      1.04459  1.04459    1.04459   1,720      1.04878  1.04878    1.04878
   Q13    1,680     1.03067  1.03067    1.03067    1,720      1.04878  1.04878    1.04878   1,690      0.98256  0.98256    0.98256
   Q14    1,710     1.01786  1.01786    1.01786    1,710      0.99419  0.99419    0.99419   1,800      1.06509  1.06500    1.06509
   Q15    1,750     1.02339  1.02339    1.02339    1,750      1.02339  1.02339    1.02339   1,750      0.97222  0.97222    0.97222
          ----------------------------------------------------------------------------------------------------------------------
         Class A Basket-linked                        Class A Basket-linked                     Class A Basket-linked
                Payment Amount: $1,750.00                    Payment Amount: $1,417.72                 Payment Amount:  $1,113.65
               Class A Minimum                              Class A Minimum                           Class A Minimum
                Payment Amount: $1,000.00                    Payment Amount: $1,000.00                 Payment Amount:  $1,000.00
              Class A Maturity                             Class A Maturity                          Class A Maturity
             Redemption Amount: $1,750.00                 Redemption Amount: $1,417.72              Redemption Amount:  $1,113.65
         Class B Basket-linked                        Class B Basket-linked                     Class B Basket-linked
                Payment Amount: $1,750.00                    Payment Amount: $1,432.56                 Payment Amount:  $1,134.81
               Class B Minimum                              Class B Minimum                           Class B Minimum
                Payment Amount: $  900.00                    Payment Amount: $  900.00                 Payment Amount:  $  900.00
              Class B Maturity                             Class B Maturity                          Class B Maturity
             Redemption Amount: $1,750.00                 Redemption Amount: $1,432.56              Redemption Amount:  $1,134.81
  ----------------------------------------------------------------------------------------------------------------------------------
       Simple Price Return of the                Simple Price Return of the                Simple Price Return of the
                           Basket: $1,750.00                         Basket: $1,750.00                         Basket:  $1,750.00
  ----------------------------------------------------------------------------------------------------------------------------------

     In Examples 1, 2 and 3, the basket value increases 75% over the term of the MPS and ends above the initial value of 1,000.00. However, each example produces a different return on an investment in the MPS because the hypothetical performance of the basket over the term of the MPS is different in each example.

     o In Example 1, the quarterly performance never exceeds the Class A MPS maximum quarterly performance of 1.0650 or the Class B MPS maximum quarterly performance of 1.0700, and consequently, in both scenarios, the basket-linked payment amount equals $1,750.00, which is equivalent to the simple price return of the basket of $1,750.00. Therefore, the amount payable at maturity for both the Class A MPS and the Class B MPS would be the basket-linked payment amount of $1,750.00, representing a 75% increase above the issue price.

     o In Example 2, the basket value increases more than 6.50% in the third, eighth and ninth quarterly valuation periods, and the quarterly performances for each of those periods is limited to the maximum of
          1.0650 for the Class A MPS. In contrast, the basket value increases by more than 7.00% in only the third and ninth quarterly valuation periods, and the quarterly performance is limited to 1.0700 for the Class B MPS only in those two periods. Any significant decrease in the basket value (see, for example, the fourth quarterly valuation period) is not subject to any corresponding limit. Consequently, the Class A MPS basket-linked payment amount of $1,417.72 is less than the simple price return of the basket of $1,750.00. The Class B MPS basket-linked payment amount of $1,432.56 is also less than the simple price return of the basket but is greater than the Class A MPS basket-linked payment amount because of the higher maximum quarterly performance for the Class B MPS. Therefore, although the basket value increases 75% over the term of the MPS, the amount payable at maturity is $1,417.72 for each Class A MPS and $1,432.56 for each Class B MPS, representing a 41.8% and a 43.3% increase, respectively, above the issue price.

     o In Example 3, the basket value increases more than 6.50% in the second, fourth, sixth, tenth and fourteenth quarterly valuation periods, and the quarterly performance for each of those periods is limited to the maximum of 1.0650 for the Class A MPS. In contrast, the basket value increases by more than 7.00% in only the second, fourth, sixth and tenth quarterly valuation periods, and the quarterly performance for each of those periods is limited to 1.0700 for the Class B MPS. Any significant decrease in the basket value (see, for example, the seventh quarterly valuation period) is not subject to a corresponding limit.

          Consequently, the Class A MPS basket-linked payment amount of $1,113.65 is significantly less than the simple price return of the basket of $1,750.00. The Class B MPS basket-linked payment amount of $1,134.81 is also less that the simple price return of the basket but is greater than the Class A MPS basket-linked payment amount because of the higher maximum quarterly performance for the Class B MPS. Therefore, although the basket value increases 75% over the term of the MPS, the amount payable at maturity is $1,113.65 for each Class A MPS and $1,134.81 for each Class B MPS, representing a 11.4% and a 13.5% increase, respectively, above the issue price.

                --------------------------------------------------------------------------------------------------------------------
                Example 4                                                  Example 5
                                                               Class B                                                 Class B MPS
    Quarterly    Hypothetical                  Class A MPS       MPS       Hypothetical                  Class A MPS    Quarterly
    Valuation   Ending Basket   Basket Value    Quarterly     Quarterly    Ending Basket   Basket Value   Quarterly    Performance
      Period        Value        Performance   Performance   Performance       Value        Performance  Performance
                --------------------------------------------------------------------------------------------------------------------
        Q1           1,040         1.04000        1.04000      1.04000         1,030          1.03000      1.03000       1.03000
        Q2             980         0.94231        0.94231      0.94231         1,080          1.04854      1.04854       1.04854
        Q3             930         0.94898        0.94898      0.94898         1,130          1.04630      1.04630       1.04630
        Q4             960         1.03226        1.03226      1.03226         1,220          1.07965      1.06500       1.07000
        Q5             900         0.93750        0.93750      0.93750         1,140          0.93443      0.93443       0.93443
        Q6             870         0.96667        0.96667      0.96667         1,250          1.09649      1.06500       1.07000
        Q7             880         1.01149        1.01149      1.01149         1,530          1.22400      1.06500       1.07000
        Q8             910         1.03409        1.03409      1.03409         1,440          0.94118      0.94118       0.94118
        Q9             870         0.95604        0.95604      0.95604         1,290          0.89583      0.89583       0.89583
       Q10             840         0.96552        0.96552      0.96552         1,460          1.13178      1.06500       1.07000
       Q11             880         1.04762        1.04762      1.04762         1,320          0.90411      0.90411       0.90411
       Q12             870         0.98864        0.98864      0.98864         1,580          1.19697      1.06500       1.07000
       Q13             830         0.95402        0.95402      0.95402         1,630          1.03165      1.03165       1.03165
       Q14             810         0.97590        0.97590      0.97590         1,550          0.95092      0.95092       0.95092
       Q15             850         1.04938        1.04938      1.04938         1,400          0.90323      0.90323       0.90323
                --------------------------------------------------------------------------------------------------------------------
                   Class A Basket-linked Payment Amount:    $  850.00       Class A Basket-linked Payment Amount:    $  977.16
                         Class A Minimum Payment Amount:    $1,000.00             Class A Minimum Payment Amount:    $1,000.00
                     Class A Maturity Redemption Amount:    $1,000.00         Class A Maturity Redemption Amount:    $1,000.00
                   Class B Basket-linked Payment Amount:    $  850.00       Class B Basket-linked Payment Amount:    $1,000.31
                         Class B Minimum Payment Amount:    $  900.00             Class B Minimum Payment Amount:    $  900.00
                     Class B Maturity Redemption Amount:    $  900.00         Class B Maturity Redemption Amount:    $1,000.31
                --------------------------------------------------------------------------------------------------------------------
                      Simple Price Return of the Basket:    $  850.00          Simple Price Return of the Basket:    $1,400.00
                --------------------------------------------------------------------------------------------------------------------

o In Example 4, the basket value decreases over the term of the MPS and ends below the initial value of 1,000.00. The quarterly performances of the basket never exceed the Class A MPS maximum quarterly performance of 1.0650 or the Class B MPS maximum quarterly performance of 1.0700, and consequently, in both scenarios, the basket-linked payment amount equals $850.00, which is equivalent to the simple price return of the basket of $850.00. Although the basket value decreases 15% over the term of the MPS, the amount payable at maturity of the MPS is the minimum payment amount. Therefore, the investor in the hypothetical Class A MPS receives a return of the full principal amount of the MPS. In contrast, the investor in the Class B MPS receives a return of only 90% of the principal amount of the MPS.

o In Example 5, the basket value increases over the term of the MPS and ends above the initial value of 1,000.00. The basket value increases more than both the Class A MPS maximum quarterly performance and the Class B MPS maximum quarterly performance in the fourth, sixth, seventh, tenth and twelfth quarterly valuation periods, and the quarterly performance for each of those periods is limited to the maximum of 1.0650 for the Class A MPS and 1.0700 for the Class B MPS. Any significant decrease in the basket value (see, for example, the fifth, eighth, ninth and fifteenth quarterly valuation periods) is not subject to a corresponding limit. Consequently, the Class A MPS basket-linked payment amount of $977.16 is significantly less than the simple price return of the basket of $1,400.00, and the Class B MPS basket-linked payment amount of $1,000.31 is also less that the simple price return of the basket. Therefore, although the basket value increases 40% over the term of the MPS, the amount payable at maturity for the hypothetical Class A MPS is the minimum payment amount of $1,000.00 (equivalent to the issue price), while the amount payable at maturity for the hypothetical Class B MPS is $1,000.31 (representing a 0.03% increase above the issue price). In both cases, the return on the MPS is significantly less than the simple price return of the basket of $1,400.

                                  RISK FACTORS

     The MPS are not secured debt and, unlike ordinary debt securities, the Class A MPS and the Class B MPS do not pay interest. In addition, the Class B MPS do not guarantee the full return of principal at maturity. Investing in the MPS is not equivalent to investing directly in the basket or the individual basket shares. This section describes the most significant risks relating to the MPS. You should carefully consider whether the MPS are suited to your particular circumstances before you decide to purchase them.

Unlike ordinary debt            The terms of the MPS differ from those of
securities, MPS do not pay      ordinary debt securities in that we will not pay
interest                        interest on the MPS. Because no assurance can be
                                given that the basket-linked payment amount due at maturity will exceed either the minimum payment amount of $1,000 on the Class A MPS or the minimum payment amount of $900 on the Class
                                B MPS, the return on your investment in the MPS
                                (the effective yield to maturity) may be less than the amount that would be paid on an ordinary debt security and may be negative in the case of the Class B MPS. The return of only the minimum payment amount on the Class B MPS at maturity will result in a loss on your investment in the MPS, and the return of only the minimum payment amount on the Class A MPS at maturity will not compensate you for the effects of inflation and other factors relating to the value of money over time. The MPS have been designed for investors who are willing to forego market floating interest payments on the MPS in exchange for the amount, if any, by which the basket-linked payment amount exceeds the principal amount of the MPS.

The Class B MPS may pay less    We do not guarantee full return of principal on
than the principal amount at    the Class B MPS at maturity. If the
maturity                        basket-linked payment amount due at maturity is
                                less than minimum payment amount for Class B
                                MPS, you will receive at maturity for each $1,000 principal amount of MPS that you hold only the minimum payment amount of $900, which represents a loss of 10% of the principal amount and issue price of each Class B MPS. In addition, if the basket-linked payment amount is greater than $900 but still less than $1,000, you will receive at maturity for your Class B
                                MPS an amount that is less than the $1,000 principal amount and issue price of each Class B
                                MPS.


The MPS will not be listed      The MPS will not be listed on any securities
                                exchange. Even if there is a secondary market, it may not provide significant liquidity.
                                Therefore, there may be little or no secondary market for the MPS. MS & Co. currently intends to act as a market maker for the MPS, but it is not required to do so. If at any time MS & Co.
                                were to cease acting as a market maker, it is likely that there would be no secondary market for the MPS.

Market price of the MPS will    Several factors, many of which are beyond our
be influenced by many           control, will influence the value of the MPS in
unpredictable factors           the secondary market and the price at which MS &
                                Co. may be willing to purchase or sell the MPS in the secondary market, including:

                                o the market price and relative performance of each of the basket shares at any time and, in particular, on the specified averaging dates

                                o the volatility (frequency and magnitude of changes in value) of each of the basket shares

                                o the dividend rate on the basket shares or the stocks underlying such basket shares

                                o   interest and yield rates in the market

                                o   geopolitical conditions and economic,
                                    financial, political and regulatory or
                                    judicial events that affect the baskets
                                    shares or stock markets generally and that may affect the value of the basket shares on the specific period valuation dates

                                o the time remaining to the maturity of the MPS

                                o   our creditworthiness

                                o the occurrence of certain events affecting a particular basket share that may or may not require an adjustment to its exchange ratio or to the basket

                                Some or all of these factors will influence the price that you will receive if you sell your MPS prior to maturity. For example, you may have to sell your MPS at a substantial discount from the principal amount if market interest rates rise or if at the time of sale the basket-linked payment amount calculated to that date is less than or equal to $1,000, indicating that the magnitude of the decreases in the basket value during previous quarterly valuation periods is greater than the increases in the basket value during previous quarterly valuation periods.

                                You cannot predict the future performance and volatility of the basket shares based on their historical performance. We cannot guarantee that the quarterly performance of the basket over the term of the MPS will result in a basket-linked payment amount in excess of the minimum payment amount or the issue price of the MPS.

Investing in the MPS is not     Because the basket-linked payment amount is
equivalent to investing in the  based on the compounded quarterly return of the
basket or the individual        basket value during 28 quarterly valuation
basket shares                   periods over the term of the MPS and your
                                participation in any quarterly increases is limited to 6.50% on the Class A MPS and 7.00% on the Class B MPS, it is possible for the return on your investment in the MPS (the effective yield to maturity) to be substantially less than the return of the basket value over the term of the MPS. As demonstrated by Examples 2, 3 and 5 under "Hypothetical Payouts on the MPS" above, an investment in the MPS may result in a return that is less than the simple price return of the basket. The amount of the discrepancy, if any, between the basket-linked payment amount and simple price return of the basket will depend on how often and by how much any quarterly performances exceed the maximum quarterly performances of 1.0650, or 6.50%, for Class A
                                MPS, and 1.0700, or 7.00%, for Class B MPS, during the 28 quarterly valuation periods over the term of the MPS.

                                The maximum quarterly performance of each class of MPS will operate to limit your participation in the increase in the value of the basket during any quarterly valuation period to a maximum of 6.50% in the case of the Class A MPS and 7.00% in the case of the Class B MPS, while your exposure to any decline in the value of the basket during any quarterly valuation period will not be limited. It is possible that increases in the value of the basket during some quarterly valuation periods will be offset by declines in the value of the basket during other quarterly valuation periods during the term of the MPS. However, because of the limits on your participation in quarterly increases in the value of the basket resulting from the maximum quarterly performance, it is possible that increases in the value of the basket that would otherwise offset declines in the value of the basket will not in fact do so. Consequently, as demonstrated in Example 5 above in the case of the Class A MPS, it is possible that the basket-linked payment amount may be less than the minimum payment amount for the MPS, even if the value of the basket increases substantially over the term of the MPS. In that case, you would receive the corresponding minimum payment amount for such MPS, which is less than the simple price return of the basket.

                                You can review the historical prices of each of the basket shares in the section of this pricing supplement called "Description of Class A MPS and Class B MPS--Historical Information."

The inclusion of commissions    Assuming no change in market conditions or any
and projected profit from       other relevant factors, the price, if any, at
hedging in the original issue   which MS & Co. is willing to purchase MPS in
price is likely to adversely    secondary market transactions will likely be
affect secondary market prices  lower than the original issue price, since the original issue price included, and secondary market prices are likely to exclude, commissions paid with respect to the MPS, as well as the projected profit included in the cost of hedging our obligations under the MPS. In addition, any such prices may differ from values determined by pricing models used by MS & Co., as a result of dealer discounts, mark-ups or other transaction costs.

Changes in the value of one or  Price movements in the basket shares may not
more of the basket shares may   correlate with each other. At a time when the
offset each other               value of one or more of the basket shares
                                increases, the value of one or more of the other basket shares may not increase as much or may decline in value. In addition, if one basket share has declined relative to another basket share, the basket share that has declined will make up a (SM)aller percentage of the basket on the subsequent period valuation date.
                                Consequently, subsequent increases in that basket share will have less of an impact on the basket value than the relatively higher basket shares so that, for example, a 10% increase in the value of the basket share with the lower relative performance would not fully offset a 10% decrease in the value of the basket share with the higher relative performance.

                                Therefore, in calculating the basket value as of a period valuation date, increases in the value of one or more of the basket shares may be moderated, or wholly offset, by lesser increases or declines in the value of one or more of the other basket shares. You can review the historical prices of each of the basket shares for each calendar quarter in the period from January 1, 2002 through November 8, 2005 in this pricing supplement under "Description of Class A MPS and Class B MPS--Historical Information." You cannot predict the future performance of any of the basket shares or of the basket as a whole, or whether increases in the prices of any of the basket shares will be offset by decreases in the prices of other basket shares, based on their historical performance. In addition, there can be no assurance that the maturity redemption amount will be higher than $1,000 so that you will receive at maturity an amount in excess of the principal amount of the MPS.

No guarantee that the           If any of the basket shares are not listed or
basket shares                   traded on any U.S. national securities exchange
will continue to be listed      or through the facilities of a U.S. national
                                securities system, the basket will be adjusted so that the portion of the basket comprised of the delisted basket share is distributed proportionally among the remaining basket shares at their then current proportion of the basket.
                                As a result, the liquidity and market prices of the MPS may be adversely affected. No assurance may be given that the basket shares will not be delisted. See paragraph number six in the section of this pricing supplement called
                                "Description of Class A MPS and Class B
                                MPS--Adjustments to the Exchange Ratios."

Potential risks of investing    The stocks underlying two of the basket shares,
in a security linked to         the ADS of Teva Pharmaceuticals Industries
foreign shares                  Limited and NICE-Systems Ltd., are traded on the
                                Tel Aviv Stock Exchange. Investments in
                                securities indexed to the value of such foreign equity securities involve risks associated with the securities market in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange
                                Commission, and generally foreign companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

                                The prices of securities in Israel may be affected by political, economic, financial and social factors in such jurisdictions, including changes in a country's government, economic and fiscal policies and currency exchange laws. Moreover, the economies in such countries may differ favorably or unfavorably from economies in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Such countries may be subjected to different and, in some cases, more adverse economic environments.

There are risks associated      Because of the political, economic and military
with investments linked to      conditions affecting Israel, the risk of
companies doing business in     investments linked to foreign issuers can be
Israel                          intensified in the case of investments linked to
                                issuers domiciled or doing substantial business in Israel. The investments could be adversely affected by any major hostilities involving
                                Israel, a full or partial mobilization of the reserve forces of the Israeli army, the interruption or curtailment of trade between Israel and its present trading partners, or a significant downturn in the economic or financial condition of Israel.

Basket share prices are         The trading prices of common stocks of Israeli
volatile                        companies have been and are likely to continue
                                to be volatile. Fluctuations in the trading prices of the basket shares may result in a significant disparity between the value of the basket on any or all of the period valuation dates and the overall performance of the basket over the term of the MPS.

Two basket shares are subject   The ADS of Teva Pharmaceuticals Industries
to currency exchange rate risk  Limited and NICE-Systems Ltd., which are quoted and traded in U.S. dollars, may trade
                                differently from their respective common shares, which are quoted and traded in Israeli Shekels.
                                Fluctuations in the exchange rate between the Israeli Shekel and the U.S. dollar may affect the U.S. dollar equivalent of the Shekel price of the common shares on the Tel Aviv Stock
                                Exchange and the other stock exchanges where the common shares trade and, as a result, may affect the market price of the ADS, which may consequently affect the market value of the MPS.

Morgan Stanley is not           We are not affiliated with any of the issuers of
affiliated with the issuers of  the basket shares and the issuers of the basket
the basket shares               shares are not involved with this offering in
                                any way. Consequently, we have no ability to control the actions of the issuers of the basket shares, including any corporate actions of the type that would require the calculation agent to adjust the exchange ratios of the basket shares.
                                The issuers of the basket shares have no obligation to consider your interests as an investor in the MPS in taking any corporate actions that might affect the value of your MPS.
                                None of the money you pay for the MPS will go to the issuers of the basket shares.

Morgan Stanley may engage in    We or our affiliates may presently or from time
business with or involving one  to time engage in business with one or more of
or more of the issuers of the   the issuers of the basket shares without regard
basket shares without regard    to your interests, including extending loans to,
to your interests               or making equity investments in, one or more of
                                the issuers of the basket shares or their affiliates or subsidiaries or providing advisory services to one or more of the issuers of the basket shares, such as merger and acquisition advisory services. In the course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the basket shares. Neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, we or our affiliates from time to time have published and in the future may publish research reports with respect to the basket shares and to the Israeli market in general. These research reports may or may not recommend that investors buy or hold the basket shares. The basket was compiled independently of any research recommendations and may not be consistent with such recommendations. The basket currently includes stocks that we or our affiliates recommend as over-weight, equal-weight or under-weight in our research reports, as well as stocks that we or our affiliates do not cover in our research reports.
                                Furthermore, the composition of the basket will not be affected by any change that we or our affiliates may make in our recommendations or decisions to begin or discontinue coverage of any of the issuers of the basket shares in our research reports.

You have no shareholder rights  Investing in the MPS is not equivalent to investing in the basket shares. As an investor in the MPS, you will not have voting rights or the right to receive dividends or other distributions or any other rights with respect to the individual basket shares.

The antidilution adjustments    MS & Co., as calculation agent, will adjust the
the calculation agent is        exchange ratio for a basket share for certain
required to make do not cover   events affecting the basket share, such as stock
every corporate event that can  splits and stock dividends, and certain other
affect the basket shares        corporate actions involving the issuer of the
                                basket share, such as mergers. However, the calculation agent will not make an adjustment for every corporate event or every distribution that could affect the basket shares. For example, the calculation agent is not required to make any adjustments if the issuer of a basket share or anyone else makes a partial tender or partial exchange offer for that basket share. If an event occurs that does not require the calculation agent to adjust the exchange ratio, the market price of the MPS may be materially and adversely affected. The determination by the calculation agent to adjust, or not to adjust, the exchange ratio may materially and adversely affect the market price of the MPS.

The economic interests of the   The economic interests of the calculation agent
calculation agent and other of  and other of our affiliates are potentially our affiliates are potentially  adverse to your interests as an investor in the
adverse to your interests       MPS.

                                As calculation agent, MS & Co. will calculate the quarterly performances and the basket-linked payment amount for both the Class A MPS and the Class B MPS and will determine what adjustments should be made, if any, to the exchange ratio for each basket share to reflect certain corporate and other events and whether a market disruption event has occurred. Determinations made by MS & Co., in its capacity as calculation agent, including adjustments to the exchange ratios, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of Class A MPS and Class B MPS--Market Disruption Event" and "--Adjustments to the Exchange Ratios."

Hedging and trading activity    We expect that MS & Co. and other affiliates of
by the calculation agent and    ours will carry out hedging activities related
its affiliates could            to the MPS (and possibly to other instruments
potentially affect the price    linked to the basket shares or their component
of the basket shares            stocks), including trading in the basket shares
                                as well as in other instruments related to the basket shares. MS & Co. and some of our other subsidiaries also trade the basket shares and other financial instruments related to the basket shares on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the third trading day following the date we offer the MPS for initial sale to the public, could potentially increase the price of the basket shares and, as a result, could increased the price at which the basket shares must close over the last three trading days of each quarterly valuation period before you would receive at maturity a payment that exceeds the minimum payment amount for each class of MPS. Additionally, such hedging or trading activities during the term of the MPS could potentially affect the value of the basket shares on the period valuation dates and, accordingly, the amount of cash you will receive at maturity.

The treatment of the MPS as     You should also consider the U.S. federal income
contingent payment debt         tax consequences of investing in the MPS. The
instruments for U.S. federal    Class A MPS will be treated, and we intend to
income tax purposes             treat the Class B MPS, as "contingent payment
                                debt instruments" for U.S. federal income tax purposes, as described in the section of this pricing supplement called "Description of Class
                                A MPS and Class B MPS--United States Federal
                                Income Taxation." Under this treatment, if you are a U.S. taxable investor, you will generally be subject to annual income tax based on the comparable yield (as defined in this pricing supplement) of the MPS, even though you will not actually receive any interest payments on the MPS. In addition, any gain recognized by U.S.
                                taxable investors on the sale or exchange, or at maturity, of the MPS generally will be treated as ordinary income. If the IRS were successful in asserting an alternative characterization for the MPS, the timing and character of income on the MPS may differ. We do not plan to request a ruling from the IRS regarding the tax treatment of the MPS, and the IRS or a court may disagree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of Class A MPS and Class B MPS--United States
                                Federal Income Taxation" and the sections called
                                "United States Federal Taxation--Notes--Notes
                                Linked to Commodity Prices, Single Securities,
                                Baskets of Securities or Indices" and "United
                                States Federal Taxation--Backup Withholding" in the accompanying prospectus supplement.


                                If you are a non-U.S. investor, please read the section of this pricing supplement called "Description of Class A MPS and Class B MPS--United States Federal Income Taxation."

                                You are urged to consult your own tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the MPS as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                   DESCRIPTION OF CLASS A MPS AND CLASS B MPS

     Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. Any term that does not refer to a specific class of MPS applies to both the Class A MPS and the Class B MPS. The term "MPS" refers to each $1,000 principal amount of any of our Class A or Class B Market Participation Securities due November 30, 2012 Linked to the Value of a Basket of Common Stocks and American Depositary Shares of Fifteen Companies. In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley.

Aggregate Principal Amount
   for the Class A MPS........  $

Aggregate Principal Amount
   for the Class B MPS........  $

Original Issue Date
(Settlement Date).............        , 2005

Maturity Date.................  November 30, 2012, subject to extension in accordance with the following paragraph in the event of a Market Disruption Event with respect to any Basket Share on one or more of the Averaging Dates for the final Period Valuation Date for calculating the Basket-linked Payment Amount.

                                If, due to a Market Disruption Event or
                                otherwise, the final Period Valuation Date is postponed so that it falls less than two scheduled Trading Days prior to the scheduled Maturity Date, the Maturity Date will be the second scheduled Trading Day following the final Period Valuation Date as postponed. See "--Period Valuation Dates" below.

Specified Currency...........   U.S. dollars

Class A MPS CUSIP Number.....   61748AAF3

Class B MPS CUSIP Number.....   61748AAG1

Minimum Denominations........   $1,000

Interest Rate................   None

Issue Price..................   $1,000 (100%)

Maturity Redemption Amount...   At maturity, you will receive for each MPS an
                                amount in cash equal to the Maturity Redemption
                                Amount, which is equal to the greater of (i) the applicable Basket-linked Payment Amount and (ii) the applicable Minimum Payment Amount.

                                We shall, or shall cause the Calculation Agent to (i) provide written notice to the Trustee and to The Depository Trust Company, which we refer to as DTC, of the Maturity Redemption Amount to be delivered with respect to the $1,000 principal amount of each MPS, on or prior to 10:30 a.m. on the Trading Day preceding the Maturity Date (but if such Trading Day is not a Business Day, prior to the close of business on the Business Day preceding the Maturity Date) and (ii) deliver the aggregate cash amount due with respect to the MPS to the Trustee for delivery to DTC, as holder of the MPS, on the Maturity Date. We expect such amount of cash will be distributed to investors on the Maturity Date in accordance with the standard rules and procedures of DTC and its direct and indirect participants. See "--Book-Entry Note or Certificated Note" below, and see "The Depositary" in the accompanying prospectus supplement.

Minimum Payment Amount.......   The Minimum Payment Amount for each Class A MPS
                                is $1,000. The Minimum Payment Amount for each
                                Class B MPS is $900.

Basket-linked Payment
Amount ......................   The Basket-linked Payment Amount is equal to (i)
                                $1,000 times (ii) the product of the applicable
                                Quarterly Performances for each Quarterly
                                Valuation Period over the term of the MPS.

Quarterly Performance........   For the Class A MPS, with respect to any
                                Quarterly Valuation Period, the Quarterly
                                Performance will be determined by the
                                Calculation Agent and will be equal to the lesser of (i) 1.0650 and (ii) a fraction, the numerator of which will be the Basket Value determined on the Period Valuation Date at the end of such Quarterly Valuation Period and the denominator of which will be the Basket Value determined on the Period Valuation Date at the end of the previous Quarterly Valuation Period;
                                provided that for the first Quarterly Valuation
                                Period, the denominator will be the Initial
                                Basket Value.

                                For the Class B MPS, with respect to any Quarterly Valuation Period, the Quarterly Performance will be determined by the Calculation Agent and will be equal to the lesser of (i) 1.0700 and (ii) a fraction, the numerator of which will be the Basket Value determined on the Period Valuation Date at the end of such Quarterly Valuation Period and the denominator of which will be the Basket Value determined on the Period Valuation Date at the end of the previous Quarterly Valuation Period; provided that for the first Quarterly Valuation Period, the denominator will be the Initial Basket Value.

Basket Value.................   The Basket Value with respect to any Period
                                Valuation Date equals the sum of the products of the Average Closing Price and the Exchange Ratio for each Basket Share, each determined as of such date by the Calculation Agent; provided that the Calculation Agent will adjust the calculation of the Basket Value as necessary to reflect any adjustment to an Exchange Ratio determined pursuant to "--Adjustments to the Exchange Ratios" as described below with respect to any Basket Share that occurs during the period the Average Closing Price is determined.

Average Closing Price........   The Average Closing Price with respect to any
                                Basket Share is the arithmetic average of the Closing Prices of such Basket Share on each of the Averaging Dates prior to and including the related Period Valuation Date in any Quarterly
                                Valuation Period, including as a result of any postponement due to a Market Disruption Event.

Quarterly Valuation
Periods .....................   Each quarterly period from and including a
                                Period Valuation Date to and including the immediately succeeding Period Valuation Date;
                                provided that the first Quarterly Valuation
                                Period will begin on the day we price the MPS for initial sale to the public.

Period Valuation Dates.......   The Period Valuation Dates will be (i) the last
                                scheduled Trading Day of each February, May,
                                August and November, beginning February 2006 to and including August 2012, and (ii) the second scheduled Trading Day prior to the Maturity
                                Date, in each such case, subject to postponement if a Market Disruption Event occurs with respect to any Basket Share on any of the Averaging
                                Dates relating to such Period Valuation Date as described in the two following paragraphs.

                                If a Market Disruption Event occurs with respect to any Basket Share on any scheduled Averaging Date relating to any Period Valuation Date from and including the Period Valuation Date in February 2006 to and including the Period Valuation Date in August 2012, the related Period Valuation Date will be postponed until there have been with respect to each Basket Share three Trading Days on which no Market Disruption Event has occurred, but in no case shall be later than the fifth Trading Day following the scheduled Period Valuation Date, and the final such Averaging Date, as postponed, with respect to any affected Basket Share will be deemed the Period Valuation Date for determining the applicable Basket Value; provided that, with respect to any Basket Share, if

                                    (i) as of the third Trading Day following the applicable scheduled Period Valuation Date there have not been any Trading Days on which no Market Disruption Event has occurred with respect to such Basket Share, or

                                    (ii) as of the fourth Trading Day following the applicable scheduled Period Valuation Date there has been only one Trading Day on which no Market Disruption Event has occurred with respect to such Basket Share, or

                                    (iii) as of the fifth Trading Day following the applicable scheduled Period Valuation Date there have been only two Trading Days on which no Market Disruption Event has occurred with respect to such Basket Share, then the Calculation Agent will determine the Closing Price for such Basket Share on such Trading Day and on each successive Trading Day if a Market Disruption Event occurs up to and including the fifth Trading Day following such scheduled Period Valuation Date using its good faith estimate of the closing price for such Basket Share that would have prevailed but for such Market Disruption Event.

                                If there is a Market Disruption Event with respect to any Basket Share on any of the Averaging Dates relating to the final Period Valuation Date, the final Period Valuation Date will be postponed until there have been three Trading Days during which no Market Disruption Event has occurred with respect to any such Basket Share, and the related Basket Value will be determined as of the Period Valuation Date as postponed.

Averaging Dates..............   The Averaging Dates for any Basket Share with
                                respect to any Period Valuation Date will be the three scheduled Trading Days immediately prior to and including such scheduled Period Valuation
                                Date, subject to postponement, in the case of any particular Basket Share, if a

                                Market Disruption Event occurs with respect to such Basket Share on any such scheduled Trading Day as described under "--Period Valuation Dates" above.

Basket Shares................   The Basket Shares are the common stocks and the
                                ADS of the fifteen issuers set forth in the table below. The table also indicates the ticker symbol for each Basket Share the proportion of the Initial Basket Value represented by each Basket Share contained in the Basket, the Exchange Ratio with respect to each Basket
                                Share, the initial Average Closing Price of each Basket Share used to calculate its Exchange
                                Ratio and the value of the fractional share of each Basket Share contained in the Basket based upon the Initial Basket Value.


                                                     Percentage             Initial     Initial
                                         Basket      of                     Average     Value
                                         Share       Initial                Price of    per
    Issuer of                            Ticker      Basket      Exchange   Basket      Basket
    Basket Share                         Symbol      Value       Ratio      Share       Share
 ------------------------------------- ---------- ----------- ----------- ---------- -----------
    Alvarion Ltd.                         ALVR        6.667%                   $       $66.6667
    AudioCodes Ltd.                       AUDC        6.667%                   $       $66.6667
    Check Point Software Technologies
      Ltd.
                                          CHKP        6.667%                   $       $66.6667
    Comverse Technology, Inc.             CMVT        6.667%                   $       $66.6667
    Amdocs Limited                        DOX         6.667%                   $       $66.6667
    Electronics For Imaging, Inc.         EFII        6.667%                   $       $66.6667
    Syneron Medical Ltd.                  ELOS        6.667%                   $
    M-Systems Flash Disk Pioneers Ltd.    FLSH        6.667%                   $       $66.6667
    NICE-Systems Ltd.                    NICE*        6.667%                   $       $66.6667
    Perrigo Company                       PRGO        6.667%                   $       $66.6667
    Taro Pharmaceutical Industries Ltd.   TARO        6.667%                   $       $66.6667
    Teva Pharmaceutical Industries
      Limited                            TEVA*        6.667%                   $       $66.6667
    Verint Systems Inc.                   VRNT        6.667%                   $       $66.6667
    Vishay Intertechnology, Inc.          VSH         6.667%                   $       $66.6667
    Zoran Corporation                     ZRAN        6.667%                   $       $66.6667
    * Trades as American Depositary
    Shares


Basket.......................   The Basket is initially composed of fifteen
                                companies that are associated with, or do business in part in, Israel, that have common stocks or American Depositary Shares listed on a U.S. securities exchange or traded through the facilities of a U.S. national securities system and consists of a number of common stock or ADS of each Basket Share equal to the Exchange Ratio with respect to such Basket Share. The initial fractional amount of each Basket Share included in the Basket will be determined by an Exchange
                                Ratio calculated based on the initial weighting and Closing Price of each of the Basket Shares over the first three Trading Days on which no Market Disruption Event occurs commencing on and succeeding the day we price the MPS for initial sale to the public. Initially, the Basket will be weighted equally among the Basket Shares.

Exchange Ratio...............   The Exchange Ratio for each Basket Share is set
                                forth in the table under "--Basket Shares" above and will remain constant for the term of the MPS, subject to adjustment for certain corporate and other events relating to the Basket Share or the issuer of that Basket Share. See
                                "--Adjustments to the Exchange Ratios" below.

Initial Basket Value.........   1,000

Closing Price................   The Closing Price for one Basket Share (or one
                                unit of any other security for which a Closing
                                Price must be determined) on any Trading Day (as defined below) means:

                                o   if a Basket Share (or any such other
                                    security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way, of the principal trading session on such day on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which such Basket Share (or any such other security) is listed or admitted to trading,

                                o   if a Basket Share (or any such other
                                    security) is a security of the Nasdaq
                                    National Market (and provided that the
                                    Nasdaq National Market is not then a
                                    national securities exchange), the Nasdaq official closing price published by The Nasdaq Stock Market, Inc. on such day, or

                                o   if a Basket Share (or any such other
                                    security) is neither listed or admitted to trading on any national securities exchange nor a security of the Nasdaq National Market but is included in the OTC Bulletin Board Service (the "OTC Bulletin Board") operated by the National Association of Securities Dealers, Inc., the last reported sale price of the principal trading session on the OTC Bulletin Board on such day.

                                If a Basket Share (or any such other security) is listed or admitted to trading on any national securities exchange or is a security of the Nasdaq National Market but the last reported sale price or Nasdaq official closing price, as applicable, is not available pursuant to the preceding sentence, then the Closing Price for one share of such Basket Share (or one unit of any such other security) on any Trading Day will mean the last reported sale price of the principal trading session on the over-the-counter market as reported on the Nasdaq National Market or the OTC Bulletin Board on such day. If, because of a Market Disruption Event (as defined below) or otherwise, the last reported sale price or Nasdaq official closing price, as applicable, for a Basket Share (or any such other security) is not available pursuant to either of the two preceding sentences, then the Closing Price for any Trading Day will be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Share (or any such other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the Calculation Agent. Bids of MS & Co. or any of its affiliates may be included in the calculation of such mean, but only to the extent that any such bid is the highest of the bids obtained. The term "security of the Nasdaq National Market" will include a security included in any successor to such system, and the term OTC Bulletin Board Service will include any successor service thereto.

Trading Day..................   A day, as determined by the Calculation Agent,
                                on which trading is generally conducted on the NYSE, the American Stock Exchange LLC ("AMEX"), the Nasdaq National Market, the Chicago
                                Mercantile Exchange and the Chicago Board of
                                Options Exchange and in the over-the-counter market for equity securities in the United
                                States.

Book Entry Note or
Certificated Note............   Book Entry. The MPS will be issued in the form
                                of one or more fully registered global
                                securities which will be deposited with, or on behalf of, DTC and will be registered in the name of a nominee of DTC. DTC's nominee will be the only registered holder of the MPS. Your beneficial interest in the MPS will be evidenced solely by entries on the books of the securities intermediary acting on your behalf as a direct or indirect participant in DTC. In this pricing supplement, all references to payments or notices to you will mean payments or notices to DTC, as the registered holder of the MPS, for distribution to participants in accordance with DTC's procedures. For more information regarding
                                DTC and book entry notes, please read "The
                                Depositary" in the accompanying prospectus supplement and "Form of Securities--Global
                                Securities--Registered Global Securities" in the accompanying prospectus.

Senior Note or Subordinated
Note.........................   Senior

Trustee......................   JPMorgan Chase Bank, N.A. (formerly known as
                                JPMorgan Chase Bank)

Agent........................   Morgan Stanley & Co. Incorporated and its
                                successors ("MS & Co.")

Market Disruption Event......   Market Disruption Event means, with respect to
                                any Basket Share (including, for the purposes of this definition of Market Disruption Event only, the ordinary shares of Teva Pharmaceuticals
                                Industries Limited and NICE-Systems Ltd.
                                (together, the "ADS Issuer")):

                                    (i) the occurrence or existence of a
                                    suspension, absence or material limitation of trading of such Basket Share on the primary market for such Basket Share for more than two hours of trading or during the one-half hour period preceding the close of the principal trading session in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Basket Share as a result of which the reported trading prices for such Basket Share during the last one-half hour preceding the close of the principal trading session in such market are materially inaccurate; or the suspension, absence or material limitation of trading on the primary market for trading in options contracts related to such Basket Share, if applicable, during the one-half hour period preceding the close of the principal trading session in the applicable market, in each case as determined by the Calculation Agent in its sole discretion; and

                                    (ii) a determination by the Calculation
                                    Agent in its sole discretion that any event described in clause (i) above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position in such Basket Share with respect to the MPS.

                                For the purpose of determining whether a Market Disruption Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a Market Disruption Event, (3) limitations pursuant to the rules of any Relevant Exchange similar to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any other government agency of scope similar to NYSE Rule 80A as determined by the Calculation Agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading, (4) a suspension of trading in futures or options contracts on any Basket Share by the primary securities market trading in such contracts by reason of (a) a price change exceeding limits set by such securities exchange or market, (b) an imbalance of orders relating to such contracts or (c) a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to such Basket Share and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any Basket Share are traded will not include any time when such securities market is itself closed for trading under ordinary circumstances.

Relevant Exchange............   Relevant Exchange means the primary exchange or
                                market of trading for any security (or
                                combination thereof) then included in the Basket.

Alternate Exchange
 Calculation in Case of an
 Event of Default ...........   In case an event of default with respect to the
                                MPS shall have occurred and be continuing, the amount declared due and payable per MPS upon any acceleration of the MPS shall be determined by the Calculation Agent and shall be an amount in cash equal to the Maturity Redemption Amount calculated as though the Basket Value for any Period Valuation Date scheduled to occur on or after such date of acceleration were the Basket
                                Value on the date of acceleration. Therefore, the Quarterly Performance for the then current
                                Quarterly Valuation Period would be equal to the Basket Value on the date of acceleration divided by the Basket Value determined over the Averaging Dates ending on the Period Valuation
                                Date at the end of the previous Quarterly
                                Valuation Period, and the Quarterly Performance for each remaining Quarterly Valuation Period would be equal to 1.

                                If the maturity of the MPS is accelerated because of an event of default as described above, we shall, or shall cause the Calculation Agent to, provide written notice to the Trustee at its New York office, on which notice the Trustee may conclusively rely, and to DTC of the Maturity Redemption Amount and the aggregate cash amount due with respect to the MPS as promptly as possible and in no event later than two Business Days after the date of such acceleration.

Calculation Agent............   MS & Co.

                                All determinations made by the Calculation Agent will be at the sole discretion of the Calculation Agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you, the Trustee and us.

                                All calculations with respect to the Exchange Ratio for each Basket Share, the Basket-linked Payment Amount and the Quarterly Performance will be made by the Calculation Agent and will be rounded to the nearest one billionth, with five ten-billionths rounded upward (e.g., .8765432105 would be rounded to .876543211); all dollar amounts related to determination of the Supplemental Redemption Amount and the Maturity Redemption Amount payable per MPS will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the aggregate number of MPS will be rounded to the nearest cent, with one-half cent rounded upward.

                                Because the Calculation Agent is our affiliate, the economic interests of the Calculation Agent and its affiliates may be adverse to your interests as an investor in the MPS, including with respect to certain determinations and judgments that the Calculation Agent must make in determining any Basket Value, the Basket-linked Payment Amount, the Quarterly Performance or whether a Market Disruption Event has occurred. See "--Market Disruption Event" above. MS & Co. is obligated to carry out its duties and functions as Calculation Agent in good faith and using its reasonable judgment.

Adjustments to the Exchange
Ratios.......................   The Exchange Ratio with respect to a Basket
                                Share will be adjusted as follows:

                                1. If a Basket Share (or the shares of an ADS Issuer) is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio for such Basket Share will be adjusted to equal the product of the prior Exchange Ratio for such Basket Share and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Share; provided, however, that, with respect to an ADS Issuer's Basket Share that trades as American Depositary Shares (the "ADS"), if (and to the extent that) an ADS Issuer or the depositary for the ADS has adjusted the number of shares represented by each ADS so that the price of the ADS would not be affected by such stock split or reverse stock split, no adjustment to the Exchange Ratio shall be made.

                                2. If a Basket Share (or the shares of an ADS Issuer) is subject (i) to a stock dividend (issuance of additional shares of such Basket Share or shares of an ADS Issuer) that is given ratably to all holders of shares of such Basket Share or shares of an ADS Issuer or (ii) to a distribution of such Basket Share, or shares of an ADS Issuer, as a result of the triggering of any provision of the corporate charter of the issuer of such Basket Share or an ADS Issuer, then once the dividend has become effective and such Basket Share or share of an ADS Issuer is trading ex-dividend, the Exchange Ratio for such Basket Share will be adjusted so that the new Exchange Ratio for such Basket Share will equal the prior Exchange Ratio for such Basket Share plus the product of (i) the number of shares issued with respect to one share of such Basket Share and (ii) the prior Exchange Ratio for such Basket Share; provided, however, that, with respect to the ADS, if (and to the extent that) an ADS Issuer or the depositary for the ADS has adjusted the number of shares represented by each ADS so that the price of the ADS would not be affected by such stock dividend or stock distribution, no adjustment to the Exchange Ratio shall be made.

                                3. If the issuer of a Basket Share issues rights or warrants to all holders of a Basket Share to subscribe for or purchase such Basket Share at an exercise price per share less than the Closing Price of such Basket Share on both (i) the date the exercise price of such rights or warrants is determined and (ii) the expiration date of such rights or warrants, and if the expiration date of such rights or warrants precedes the maturity of the MPS, then the Exchange Ratio for such Basket Share will be adjusted to equal the product of the prior Exchange Ratio for such Basket Share and a fraction, the numerator of which shall be the number of such Basket Shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional Basket Shares offered for subscription or purchase pursuant to such rights or warrants and the denominator of which shall be the number of such Basket Shares outstanding immediately prior to the issuance of such rights or warrants plus the number of additional Basket Shares which the aggregate offering price of the total number of such Basket Shares so offered for subscription or purchase pursuant to such rights or warrants would purchase at the Closing Price on the expiration date of such rights or warrants, which shall be determined by multiplying such total number of shares offered by the exercise price of such rights or warrants and dividing the product so obtained by such Closing Price.

                                4. There will be no adjustments to the Exchange Ratio for any Basket Share to reflect cash dividends or other distributions paid with respect to the Basket Share (or the shares of an ADS Issuer) other than distributions described in paragraph 2, paragraph 3 and clauses (i),
                                (iv) and (v) of the first sentence of paragraph 5 below and Extraordinary Dividends as described below. For an ADS, cash dividends or other distributions paid on the shares represented by such Basket Share shall not be considered Extraordinary Dividends unless the net amount of such cash dividends or other distributions, when passed through to the holder of such Basket Shares, would constitute Extraordinary Dividends as described below. A cash dividend or other distribution with respect to a Basket Share will be deemed to be an "Extraordinary Dividend" if the net amount of such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for such Basket Share by an amount equal to at least 10% of the Closing Price of such Basket Share (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) on the Trading Day preceding the "ex-dividend date" (that is, the day on and after which transactions in a Basket Share on the primary United States organized securities exchange or trading system for such Basket Share no longer carry the right to receive that cash dividend or other cash distribution) for the payment of such Extraordinary Dividend. If an Extraordinary Dividend occurs with respect to a Basket Share, the Exchange Ratio with respect to such Basket Share will be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Ratio for such Basket Share will equal the product of (i) the then current Exchange Ratio for such Basket Share and
                                (ii) a fraction, the numerator of which is the Closing Price of the Basket Share on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Closing Price of the Basket Share on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Basket Share will equal (i) in the case of cash dividends or other distributions that constitute regular dividends, the net amount per share of such Extraordinary Dividend minus the net amount per share of the immediately preceding non-Extraordinary Dividend for such Basket Share or (ii) in the case of cash dividends or other distributions that do not constitute regular dividends, the net amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component will be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on a Basket Share described in clause (i), (iv) or (v) of paragraph 5 below that also constitutes an Extraordinary Dividend shall cause an adjustment to the Exchange Ratio pursuant only to clause (i), (iv) or (v) of paragraph 5, as applicable.

                                5. Any of the following shall constitute a Reorganization Event: (i) there occurs any reclassification or change of a Basket Share (or the shares of an ADS Issuer), including, without limitation, as a result of the issuance of any tracking stock by the issuer of such Basket Share, (ii) the issuer of a Basket Share or any surviving entity or subsequent surviving entity of the issuer of such Basket Share (an "Issuer Successor") has been subject to a merger, combination or consolidation and is not the surviving entity, (iii) any statutory exchange of securities of the issuer of a Basket Share or any Issuer Successor with another corporation occurs (other than pursuant to clause (ii) above), (iv) the issuer of a Basket Share is liquidated, (v) the issuer of a Basket Share issues to all of its shareholders equity securities of an issuer other than the issuer of such Basket Share (other than in a transaction described in clause (ii), (iii) or (iv) above) (a "Spinoff Event") or (vi) a tender or exchange offer or going-private transaction is consummated for all the outstanding shares of such Basket Share (or shares of an ADS Issuer). If any Reorganization Event occurs, in each case as a result of which the holders of a Basket Share are entitled to receive stock, other securities or other property or assets (including, without limitation, cash or other classes of securities of the issuer of such Basket Share and including (x) in the case of the issuance of tracking stock, the reclassified share of the Basket Share, (y) in the case of a Spin-off Event, the share of the Basket Share with respect to which the spun-off security was issued and (z) in the case of any other Reorganization Event where the Basket Share continues to be held by the holders receiving such distribution, the Basket Share) (collectively, "Exchange Property") with respect to or in exchange for such Basket Share, then in lieu of using the product of the Closing Price and the Exchange Ratio for such Basket Share to calculate the Basket Value with respect to any Period Valuation Date, the Calculation Agent will use the Exchange Property Value on such date. The Exchange Property Value at any date means (i) for any cash received per share of Basket Share, the amount of cash received per share of Basket Share as adjusted by the applicable Exchange Ratio for such Basket Share on the date of such Reorganization Event, (ii) for any property other than cash or securities received in such distribution, the market value, as determined by the Calculation Agent, as of the date of receipt, of such Exchange Property received for each Basket Share, as adjusted by the Exchange Ratio for such Basket Share on the date of such Reorganization Event, (iii) for any security received in any such distribution, an amount equal to the Closing Price, as of the date on which the Exchange Property Value is determined, per share of such security multiplied by the quantity of such security received for each Basket Share, as adjusted by the Exchange Ratio for such Basket Share on the date of the initial distribution of such Exchange Property (such as-adjusted quantity, a "New Exchange Ratio") and (iv) if the Exchange Property was distributed with respect to, rather than in exchange for, a Basket Share, an amount equal to the Closing Price, as of the date on which the Exchange Property Value is determined, for such Basket Share multiplied by the Exchange Ratio as of the date on which the Exchange Property Value is determined. Holders of MPS will not receive any interest accrued on the cash component of any Exchange Property. Any New Exchange Ratio will also be subject to the adjustments set forth in paragraphs 1 through 5 hereof.

                                For purposes of paragraph 5 above, in the case of a consummated tender or exchange offer or going-private transaction involving Exchange Property of a particular type, Exchange Property shall be deemed to include the amount of cash or other property paid by the offeror in the tender or exchange offer with respect to such Exchange Property (in an amount determined on the basis of the rate of exchange in such tender or exchange offer or going-private transaction). In the event of a tender or exchange offer or a going-private transaction with respect to Exchange Property in which an offeree may elect to receive cash or other property, Exchange Property shall be deemed to include the kind and amount of cash and other property received by offerees who elect to receive cash.

                                6. In the event of a public announcement that a Basket Share will no longer be listed on the Nasdaq National Market, the NYSE or any other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system, that Basket Share will be removed from the Basket (the "Removed Basket Share") effective as of the Trading Day prior to the first date on which such Basket Share is no longer listed and a class of ordinary shares of the issuer of such Basket Share is not then listed on the Nasdaq National Market, the NYSE or any other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system (the "Delisting Date") and the Exchange Ratio of each remaining Basket Share will be adjusted as described in the following sentence. The Calculation Agent will, as of the close of trading on the Trading Day prior to the Delisting Date (if such announcement is made after trading hours on a Trading Day or on a non-Trading Day, the announcement of such event will be deemed to have occurred on the next Trading Day), increase the Exchange Ratio of each remaining Basket Share by a number of shares of such Basket Share equal to the amount obtained by multiplying (A) the product of the Closing Price of the Removed Basket Share and the Exchange Ratio of such Basket Share, each determined by the Calculation Agent on such Trading Day, by (B) a fraction the numerator of which is the product of the Closing Price of such Basket Share and the Exchange Ratio of such Basket Share each as of such Trading Day and the denominator of which is the sum of the products of the Closing Price of each of the remaining Basket Shares and the corresponding Exchange Ratio of such Basket Share, each determined by the Calculation Agent on such Trading Day. The Calculation Agent will make, and will not reverse, this adjustment, even if the Removed Basket Share, or the underlying ordinary share, is subsequently listed on the Nasdaq National Market, the NYSE or other primary U.S. securities exchange or traded through the facilities of a U.S. national securities system at a later date.

                                No adjustments will be made to the Basket pursuant to paragraph 6 above if the Calculation Agent determines that such adjustments are not necessary in light of adjustments made, or to be made, pursuant to paragraph 5 above, and its determinations with respect thereto shall be conclusive in the absence of manifest error.

                                If a Closing Price for a Basket Share is no longer available for a Basket Share for whatever reason, including the liquidation of the issuer of such Basket Share or the subjection of such issuer to a proceeding under any applicable bankruptcy, insolvency or other similar law (other than, with respect to an ADS Issuer, upon the listing on a primary U.S. securities exchange or trading through the facilities of a U.S. national securities system of an ADS Issuer's underlying shares), then the value of such Basket Share will equal zero for so long as no Closing Price is available. There will be no substitution for any such Basket Share (other than, with respect to an ADS Issuer, in the event of the listing or trading in the United States of an ADS Issuer's underlying shares). In the event that the ADS are no longer listed on a primary U.S. securities exchange or traded through the facilities of a U.S. national securities system and an ADS Issuer's underlying shares are then listed on a primary U.S. securities exchange or traded through the facilities of a U.S. national securities system, the Calculation Agent in its sole discretion will adjust the Exchange Ratio for an ADS Issuer's Basket Share such that the product of the last reported sale price of such Basket Share and its Exchange Ratio at the last time such Basket Share was listed or traded equals the product of the last reported sale price of the related share and such adjusted Exchange Ratio at such time.

                                With respect to an ADS Issuer's Basket Share, in the event that an ADS Issuer or the depositary for such ADS elects, in the absence of any of the events described above, to change the number of shares that are represented by such ADS, the Exchange Ratio for such Basket Share on any Trading Day after the change becomes effective will be proportionately adjusted. In addition, if any event otherwise requiring an adjustment to be made to any Exchange Ratio pursuant to paragraphs 1, 2, 3, 4 or 5 above would result in a different adjustment with respect to a Basket Share than with respect to the corresponding shares underlying such Basket Share, the Calculation Agent will adjust the Exchange Ratio for such Basket Share based solely on the effect of such event on the Basket Share.

                                No adjustment to the Exchange Ratio for any Basket Share will be required unless such adjustment would require a change of at least .1% in the Exchange Ratio of such Basket Share then in effect. The Exchange Ratio resulting from any of the adjustments specified above will be rounded to the nearest one billionth, with five ten-billionths rounded upward. Adjustments to the Exchange Ratios will be made up to and including the final scheduled Period Valuation Date.

                                No adjustments to the Exchange Ratio for any Basket Share or method of calculating the Exchange Ratio will be required other than those specified above. The adjustments specified above do not cover all of the events that could affect the Closing Price of a Basket Share, including, without limitation, a partial tender or exchange offer for a Basket Share or the shares of an ADS Issuer.

                                The Calculation Agent shall be solely
                                responsible for the determination and
                                calculation of any adjustments to any Exchange Ratio for a Basket Share or method of calculating the Exchange Property Value and of any related determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 1 through 5 above and for the determination and calculation of any increases or decreases to the Exchange Ratio for a Basket Share in connection with any event described in paragraph 6 above, and, in each case, its determinations and calculations with respect thereto shall be conclusive in the absence of manifest error.

                                The Calculation Agent will provide information as to any adjustments to any Exchange Ratios, any changes to the composition of the Basket or any increases to the Exchange Ratios upon written request by any investor in the MPS.

Basket Shares; Public
Information..................   All the issuers of Basket Shares are registered
                                under the Exchange Act. Companies with
                                securities registered under the Exchange Act are required to file periodically certain financial and other information specified by the Securities and Exchange Commission (the
                                "Commission"). Information provided to or filed with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1580, 100 F Street, N.E.,
                                Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington,
                                D.C. 20549, at prescribed rates. In addition, information provided to or filed with the Commission electronically can be accessed through a website maintained by the Commission.
                                The address of the Commission's website is http://www.sec.gov. Information provided to or filed with the Commission by each of the issuers of the Basket Shares pursuant to the Exchange
                                Act can be located by reference to its
                                respective Commission file number, set forth below. In addition, information regarding the issuers of the Basket Shares may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of such information.

                                Alvarion Ltd. is a provider of wireless
                                broadband connectivity solutions and specialized cellular networks. Its Commission file number is 000-30628.

                                AudioCodes Ltd. designs, develops and markets enabling technologies and system products for the tran(SM)ission of voice, data and fax communications over packet networks. Its Commission file number is 000-30070.

                                Check Point Software Technologies Ltd. develops, markets and supports Internet security solutions for enterprise and high-end networks, service providers, (SM)all and medium businesses and consumers. Its Commission file number is 000-28584.

                                Comverse Technology, Inc. designs, develops, manufactures, markets and supports software, systems, and related services for multimedia communication and information processing applications. Its Commission file number is 000-15502.

                                Amdocs Limited is a provider of software products and services to communications service providers in North America, Europe and the rest of the world. Its Commission file number is 001-14840.

                                Electronics For Imaging, Inc. is a provider of digital imaging and print management solutions for professional and enterprise printing. Its Commission file number is 000-18805.

                                Syneron Medical Ltd. designs, develops and markets aesthetic medical products based on Electro-Optical Synergy technology. Its Commission file number is 000-50867.

                                M-Systems Flash Disk Pioneers Ltd. designs, develops and markets flash data storage solutions for digital consumer electronics markets. Its Commission file number is 001-11712.

                                NICE-Systems Ltd. is a provider of multimedia capture and analysis systems. Its Commission file number is 000-27466.

                                Perrigo Company is a healthcare supplier and a manufacturer of over-the-counter (OTC) pharmaceutical and nutritional products for the store brand market. Its Commission file number is 000-19725.

                                Taro Pharmaceutical Industries Ltd. develops, manufactures and markets prescription and OTC pharmaceutical products, as well as active pharmaceutical ingredients, primarily in the United States, Canada and Israel. Its Commission file number is 000-22286.

                                Teva Pharmaceuticals Industries Limited is a pharmaceutical company producing drugs in major treatment categories. Its Commission file number is 000-16174.

                                Verint Systems Inc. is a provider of analytic software-based solutions for the security and business intelligence markets. Its Commission file number is 000-49790.

                                Vishay Intertechnology, Inc. is a manufacturer and supplier of passive and active electronic components. Its Commission file number is 001-07416.

                                Zoran Corporation develops and markets
                                integrated circuits, integrated circuit cores and embedded software used by original equipment manufacturers in digital video and audio products for commercial and consumer markets. Its Commission file number is 000-27246.

                                This pricing supplement relates only to the MPS offered hereby and does not relate to the Basket Shares or other securities of the issuers of the Basket Shares. We have derived all disclosures contained in this pricing supplement regarding the issuers of the Basket Shares from the publicly available documents described in the preceding paragraphs. In connection with the offering of the MPS, neither we nor the Agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the issuers of the Basket Shares in connection with the offering of the MPS. Neither we nor the Agent makes any representation that such publicly available documents are or any other publicly available information regarding the issuers of the Basket Shares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraphs) that would affect the trading prices of the Basket Shares (and therefore the initial Exchange Ratios) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the issuers of the Basket Shares could affect the payout you receive on the MPS.

                                Neither we nor any of our affiliates makes any representation to you as to the performance of any of the Basket Shares (or any representation as to the performance of the ordinary shares of the issuer of such Basket Share) or the Basket as a whole.

                                We and/or our affiliates may presently or from time to time engage in business with the issuers of the Basket Shares, including extending loans to, or making equity investments in, the issuers of the Basket Shares or providing advisory services to the issuers of the Basket Shares, including merger and acquisition advisory services. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the issuers of the Basket Shares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the issuers of the Basket Shares, and these reports may or may not recommend that investors buy or hold the Basket Shares. The statements in the preceding two sentences are not intended to affect the rights of the investors in the MPS under the securities laws. As a prospective purchaser of a MPS, you should undertake an independent investigation of the issuers of the Basket Shares as in your judgment is appropriate to make an informed decision with respect to an investment in the Basket Shares.

Historical Information.......   The following tables set forth the published
                                high and low Closing Prices for each Basket
                                Share during 2002, 2003 and 2004 and during 2005 through November 8, 2005. The average of the Closing Prices of each Basket Share determined over the three Trading Days commencing on and succeeding the day we offer the MPS for initial sale to the public, is set forth above under "--Basket Shares." We obtained the information in the table below from Bloomberg Financial
                                Markets, without independent verification. The historical prices of the Basket Shares should not be taken as an indication of future performance or future volatility, and no assurance can be given as to the value of the Basket Shares on any Period Valuation Date. We cannot give you any assurance that the performance of the Basket Shares will result in a Basket-linked Payment Amount in excess of the minimum payment amount for either class of MPS or the issue price of $1,000.


                                          Alvarion Ltd.            High     Low
                                 ------------------------------- -------  ------
                                 (CUSIP M0861T100)
                                 2002
                                 First Quarter................    $3.96   $2.34
                                 Second Quarter...............     2.30    1.83
                                 Third Quarter................     2.25    1.66
                                 Fourth Quarter...............     2.31    1.84
                                 2003
                                 First Quarter................     2.24    1.84
                                 Second Quarter...............     4.04    2.17
                                 Third Quarter................     7.30    4.00
                                 Fourth Quarter...............    11.55    6.60
                                 2004
                                 First Quarter................    16.73   11.66
                                 Second Quarter...............    14.09    9.17
                                 Third Quarter................    13.39   10.17
                                 Fourth Quarter...............    15.39   12.61
                                 2005
                                 First Quarter................    13.49    9.03
                                 Second Quarter...............    11.62    8.04
                                 Third Quarter................    11.46    8.07
                                 Fourth Quarter (through
                                    November 8, 2005).........     8.37    7.39

                                         AudioCodes Ltd.          High     Low
                                 ------------------------------- -------  ------
                                 (CUSIP M15342104)
                                 2002
                                 First Quarter................   $5.81   $3.34
                                 Second Quarter...............    3.85    2.35
                                 Third Quarter................    2.46    1.70
                                 Fourth Quarter...............    2.58    1.70
                                 2003
                                 First Quarter................    2.69    2.20
                                 Second Quarter...............    5.49    2.77
                                 Third Quarter................    8.41    4.56
                                 Fourth Quarter...............   11.69    7.85
                                 2004
                                 First Quarter................   15.33   10.52
                                 Second Quarter...............   12.86    8.59
                                 Third Quarter................   13.40    9.76
                                 Fourth Quarter...............   16.61   12.06
                                 2005
                                 First Quarter................   16.11   10.92
                                 Second Quarter...............   12.12    9.07
                                 Third Quarter................   11.01    9.07
                                 Fourth Quarter (through
                                    November 8, 2005).........   11.62   10.10


                                       Check Point Software
                                        Technologies Ltd.         High     Low
                                 ------------------------------- -------  ------
                                 (CUSIP M22465104)
                                 2002
                                 First Quarter................  $47.20   $27.48
                                 Second Quarter...............   29.50    13.00
                                 Third Quarter................   18.71    12.11
                                 Fourth Quarter...............   17.46    12.97
                                 2003
                                 First Quarter................   16.32    13.82
                                 Second Quarter...............   21.23    14.63
                                 Third Quarter................   21.16    15.89
                                 Fourth Quarter...............   18.41    16.27
                                 2004
                                 First Quarter................   24.02    16.89
                                 Second Quarter...............   26.99    21.45
                                 Third Quarter................   26.15    16.57
                                 Fourth Quarter...............   25.99    17.85
                                 2005
                                 First Quarter................   24.95    20.70
                                 Second Quarter...............   23.30    19.67
                                 Third Quarter................   24.32    20.24
                                 Fourth Quarter (through
                                    November 8, 2005).........   24.38    20.75


                                    Comverse Technology, Inc.     High    Low
                                 ------------------------------   -----  -----
                                 (CUSIP 205862402)
                                 2002
                                 First Quarter................  $26.93  $12.67
                                 Second Quarter...............   13.29    9.23
                                 Third Quarter................   10.34    6.99
                                 Fourth Quarter...............   12.33    6.82

                                    Comverse Technology, Inc.    High      Low
                                 ------------------------------ ------    -----
                                 (CUSIP 205862402)
                                 2003
                                 First Quarter................   12.05    8.82
                                 Second Quarter...............   16.50   11.57
                                 Third Quarter................   18.01   13.39
                                 Fourth Quarter...............   19.32   14.92
                                 2004
                                 First Quarter................   20.69   16.85
                                 Second Quarter...............   19.94   16.36
                                 Third Quarter................   18.96   15.48
                                 Fourth Quarter...............   25.03   19.12
                                 2005
                                 First Quarter................   25.58   21.72
                                 Second Quarter...............   25.54   21.45
                                 Third Quarter................   27.77   23.35
                                 Fourth Quarter (through
                                    November 8, 2005).........   26.26   23.72


                                          Amdocs Limited         High      Low
                                 ------------------------------ ------    -----
                                 (CUSIP G02602103)
                                 2002
                                 First Quarter................  $39.01  $24.40
                                 Second Quarter...............   25.46    7.15
                                 Third Quarter................    9.15    6.40
                                 Fourth Quarter...............   11.85    5.95
                                 2003
                                 First Quarter................   13.55   10.48
                                 Second Quarter...............   24.62   13.27
                                 Third Quarter................   26.95   18.80
                                 Fourth Quarter...............   26.20   19.05
                                 2004
                                 First Quarter................   29.48   22.41
                                 Second Quarter...............   30.00   23.35
                                 Third Quarter................   23.65   18.30
                                 Fourth Quarter...............   27.30   21.08
                                 2005
                                 First Quarter................   30.02   24.50
                                 Second Quarter...............   30.26   25.74
                                 Third Quarter................   30.13   26.41
                                 Fourth Quarter (through
                                    November 8, 2005).........   27.60   25.48


                                  Electronics For Imaging, Inc.   High     Low
                                 ------------------------------  -------  ------
                                 (CUSIP 286082102)
                                 2002
                                 First Quarter................   $24.46  $17.31
                                 Second Quarter...............    18.43   15.81
                                 Third Quarter................    16.65   14.20
                                 Fourth Quarter...............    19.64   13.50
                                 2003
                                 First Quarter................    18.18   15.49
                                 Second Quarter...............    21.42   17.63
                                 Third Quarter................    25.15   19.45
                                 Fourth Quarter...............    27.87   23.59

                                  Electronics For Imaging, Inc.   High     Low
                                 ------------------------------  ------   -----
                                 (CUSIP 286082102)
                                 2004
                                 First Quarter................    28.38   24.00
                                 Second Quarter...............    28.26   24.43
                                 Third Quarter................    27.36   16.06
                                 Fourth Quarter...............    18.75   16.45
                                 2005
                                 First Quarter................    18.10   16.17
                                 Second Quarter...............    21.04   16.37
                                 Third Quarter................    23.08   19.63
                                 Fourth Quarter (through
                                    November 8, 2005).........    25.11   21.69


                                       Syneron Medical Ltd.        High    Low
                                 ------------------------------  -------  ------
                                 (CUSIP M87245102)
                                 2004
                                 Third Quarter................   $17.72   $9.20
                                 Fourth Quarter...............    37.80   16.55
                                 2005
                                 First Quarter................    33.70   24.04
                                 Second Quarter...............    37.90   25.32
                                 Third Quarter................    43.34   34.92
                                 Fourth Quarter (through
                                    November 8, 2005).........    41.74   30.96


                                  M-Systems Flash Disk Pioneers
                                               Ltd.                High    Low
                                 ------------------------------  -------  -----
                                 (CUSIP M7061C100)
                                 2002
                                 First Quarter................   $12.59   $7.15
                                 Second Quarter...............     9.86    7.27
                                 Third Quarter................     8.68    6.21
                                 Fourth Quarter...............     8.68    4.95
                                 2003
                                 First Quarter................     8.25    5.20
                                 Second Quarter...............    11.73    6.00
                                 Third Quarter................    17.60   11.42
                                 Fourth Quarter...............    22.50   15.73
                                 2004
                                 First Quarter................    22.00   16.86
                                 Second Quarter...............    23.14   13.55
                                 Third Quarter................    16.52   11.55
                                 Fourth Quarter...............    19.99   13.86
                                 2005
                                 First Quarter................    26.07   18.65
                                 Second Quarter...............    23.54   18.86
                                 Third Quarter................    30.20   19.00
                                 Fourth Quarter (through
                                    November 8, 2005).........    32.87   27.78

                                        NICE-Systems Ltd.          High    Low
                                 ------------------------------  -------  ------
                                 (CUSIP 653656108)
                                 2002
                                 First Quarter................  $17.04  $13.32
                                 Second Quarter...............   14.09   11.67
                                 Third Quarter................   12.00    8.39
                                 Fourth Quarter...............   11.28    6.70
                                 2003
                                 First Quarter................   11.13    8.34
                                 Second Quarter...............   15.19   11.10
                                 Third Quarter................   19.64   14.20
                                 Fourth Quarter...............   25.35   19.01
                                 2004
                                 First Quarter................   29.88   22.56
                                 Second Quarter...............   25.75   21.16
                                 Third Quarter................   23.50   17.88
                                 Fourth Quarter...............   31.39   21.04
                                 2005
                                 First Quarter................   35.03   29.66
                                 Second Quarter...............   39.85   30.57
                                 Third Quarter................   48.00   39.50
                                 Fourth Quarter (through
                                   November 8, 2005)..........   46.82   40.67


                                    Perrigo Company      High    Low   Dividends
                                 --------------------- ------- ------ ----------
                                 (CUSIP 714290103)
                                 2002
                                 First Quarter........ $12.96  $10.80     $--
                                 Second Quarter.......  14.69   11.17      --
                                 Third Quarter........  12.71    9.47      --
                                 Fourth Quarter.......  13.32   10.41      --
                                 2003
                                 First Quarter........  13.04   10.82     .025
                                 Second Quarter.......  16.26   12.34     .025
                                 Third Quarter........  16.42   12.68     .025
                                 Fourth Quarter.......  16.15   12.76     .035
                                 2004
                                 First Quarter........  20.14   15.77     .035
                                 Second Quarter.......  23.19   18.30     .035
                                 Third Quarter........  20.84   16.45     .035
                                 Fourth Quarter.......  21.48   17.27     .04
                                 2005
                                 First Quarter........  19.74   16.25     .04
                                 Second Quarter.......  19.43   13.83     .04
                                 Third Quarter........  15.10   13.39     .04
                                 Fourth Quarter
                                  (through
                                   November 8, 2005).  14.57   12.86     .0425


                                 Taro Pharmaceuticals
                                      Industries Ltd.            High    Low
                                 ----------------------------- ------- -------
                                 (CUSIP M8737E108)
                                 2002
                                 First Quarter................ $38.34  $28.35
                                 Second Quarter...............  30.46   21.60
                                 Third Quarter................  34.90   22.56
                                 Fourth Quarter...............  39.26   32.13

                                 Taro Pharmaceuticals
                                      Industries Ltd.            High    Low
                                 ----------------------------- ------- -------
                                 (CUSIP M8737E108)
                                 2003
                                 First Quarter................  38.91   30.14
                                 Second Quarter...............  57.77   39.43
                                 Third Quarter................  58.83   48.85
                                 Fourth Quarter...............  72.11   57.34
                                 2004
                                 First Quarter................  $66.61  $57.40
                                 Second Quarter...............  63.61   39.91
                                 Third Quarter................  43.48   18.98
                                 Fourth Quarter...............  35.42   21.12
                                 2005
                                 First Quarter................  34.11   26.54
                                 Second Quarter...............  34.59   27.89
                                 Third Quarter................  28.82   23.27
                                 Fourth Quarter (through
                                    November 8, 2005).........  20.15   20.31


                                Teva Pharmaceuticals
                                 Industries Limited       High    Low  Dividends
                                ---------------------- ------- ------ ----------
                                (CUSIP 881624209)
                                2002
                                First Quarter.........  $16.19  $13.46   $ .0193
                                Second Quarter........   16.78   12.98   .017525
                                Third Quarter.........   17.31   14.76    .01845
                                Fourth Quarter........   19.78   16.23    .01845
                                2003
                                First Quarter.........   21.54   17.34    .0273
                                Second Quarter........   28.91   21.80    .02905
                                Third Quarter.........   30.30   26.53    .0298
                                Fourth Quarter........   30.59   27.57    .02935
                                2004
                                First Quarter.........   33.60   28.89    .03905
                                Second Quarter........   34.28   30.18    .0384
                                Third Quarter.........   33.79   25.23    .0401
                                Fourth Quarter........   29.88   23.65    .0414
                                2005
                                First Quarter.........   31.85   26.82    .0559
                                Second Quarter........   34.03   30.72    .0559
                                Third Quarter.........   33.65   29.83    .05431
                                Fourth Quarter
                                   (through
                                   November 8, 2005)..   39.04   34.20      --

                                Historical prices with respect to the ADS of Teva Pharmaceuticals Industries Limited have been adjusted for 2-for-1 stock splits which became effective in December 2002 and June 2004.


                                       Verint Systems Inc.      High     Low
                                 ----------------------------- ------- -------
                                 (CUSIP 92343X100)
                                 2002
                                 Second Quarter...............  $14.49  $ 9.92
                                 Third Quarter................   10.23    6.13
                                 Fourth Quarter...............   21.35    8.42

                                       Verint Systems Inc.       High    Low
                                 ----------------------------- ------- -------
                                 (CUSIP 92343X100)
                                 2003
                                 First Quarter................   23.20   14.39
                                 Second Quarter...............   26.31   16.60
                                 Third Quarter................   27.44   21.13
                                 Fourth Quarter...............   23.91   19.13
                                 2004
                                 First Quarter................   30.90   22.40
                                 Second Quarter...............   34.74   26.66
                                 Third Quarter................   36.84   28.60
                                 Fourth Quarter...............   42.01   34.68
                                 2005
                                 First Quarter................   40.80   33.87
                                 Second Quarter...............   35.10   29.74
                                 Third Quarter................   42.73   31.83
                                 Fourth Quarter (through
                                    November 8, 2005).........   40.59   36.63


                                   Vishay Intertechnology, Inc.   High    Low
                                 ----------------------------- ------- -------
                                 (CUSIP 928298108)
                                 2002
                                 First Quarter................  $22.40  $17.25
                                 Second Quarter...............   26.00   19.68
                                 Third Quarter................   21.32    8.74
                                 Fourth Quarter...............   14.42    7.03
                                 2003
                                 First Quarter................   12.89    8.90
                                 Second Quarter...............   14.60   10.00
                                 Third Quarter................   19.00   12.61
                                 Fourth Quarter...............   22.90   17.90
                                 2004
                                 First Quarter................   24.88   19.37
                                 Second Quarter...............   22.70   16.75
                                 Third Quarter................   17.54   11.57
                                 Fourth Quarter...............   15.03   12.09
                                 2005
                                 First Quarter................   14.51   12.05
                                 Second Quarter...............   13.20   10.55
                                 Third Quarter................   14.18   11.56
                                 Fourth Quarter (through
                                    November 8, 2005).........   12.24   10.88


                                        Zoran Corporation         High    Low
                                 -----------------------------  ------- -------
                                 (CUSIP 98975F101)
                                 2002
                                 First Quarter................  $29.39  $18.87
                                 Second Quarter...............   31.81   19.00
                                 Third Quarter................   20.99   10.54
                                 Fourth Quarter...............   23.52    9.11
                                 2003
                                 First Quarter................   17.48   10.85
                                 Second Quarter...............   20.74   12.65
                                 Third Quarter................   27.27   19.50
                                 Fourth Quarter...............   20.94   15.26

                                        Zoran Corporation         High    Low
                                 -----------------------------  ------- -------
                                 (CUSIP 98975F101)
                                 2004
                                 First Quarter................   22.20   15.69
                                 Second Quarter...............   18.89   16.45
                                 Third Quarter................   18.50   13.92
                                 Fourth Quarter...............   16.35    9.85
                                 2005
                                 First Quarter................   11.21    9.63
                                 Second Quarter...............   13.95    8.97
                                 Third Quarter................   17.19   13.30
                                 Fourth Quarter (through
                                    November 8, 2005).........   15.52   12.51

                                Historical prices with respect to the common stock of Zoran Corporation have been adjusted for a 1.5-for-1 stock split which became effective in May 2002.

                                We make no representation as to the amount of dividends, if any, that the issuers of the Basket Shares will pay in the future. In any event, as an owner of MPS, you will not be entitled to receive dividends, if any, that may be payable on the Basket Shares.

Use of Proceeds and Hedging...  The net proceeds we receive from the sale of the
                                MPS will be used for general corporate purposes and, in part, in connection with hedging our obligations under the MPS through one or more of our subsidiaries. The original issue price of the MPS includes the Agent's Commissions (as shown on the cover page of this pricing supplement) paid with respect to the MPS and the cost of hedging our obligations under the MPS. The cost of hedging includes the projected profit that our subsidiaries expect to realize in consideration for assuming the risks inherent in managing the hedging transactions. Since hedging our obligations entails risk and may be influenced by market forces beyond our or our subsidiaries' control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss. See also "Use of Proceeds" in the accompanying prospectus.

                                On the three trading days on and following the day we price the MPS for initial sale to the public, we, through our subsidiaries or others, expect to hedge our anticipated exposure in connection with the MPS by taking positions in the Basket Shares and in futures and options contracts on the Basket Shares listed on major securities markets. Such purchase activity could potentially increase the prices of the Basket Shares, and, therefore, effectively increase the prices at which the Basket Shares must close on the Period Valuation Dates in order for you to receive at maturity a payment that exceeds the issue price of the MPS. In addition, through our subsidiaries, we are likely to modify our hedge position throughout the life of the MPS, including on the Period Valuation Dates, by purchasing and selling the Basket Shares, futures or options contracts on the Basket Shares that are listed on major securities markets or positions in any other available securities or instruments that we may wish to use in connection with such hedging activities, including by selling any such securities or instruments on one or more Period Valuation Dates. We cannot give any assurance that our hedging activity will not affect the value of the

                                Basket Shares and, therefore, adversely affect the value of the MPS or the payment that you will receive at maturity.


Supplemental Information
 Concerning Plan of
 Distribution................   Under the terms and subject to the conditions
                                contained in the U.S. distribution agreement
                                referred to in the prospectus supplement under
                                "Plan of Distribution," the Agent, acting as
                                principal for its own account, has agreed to
                                purchase, and we have agreed to sell, the
                                principal amount of MPS set forth on the cover
                                of this pricing supplement. The Agent proposes
                                initially to offer the MPS directly to the
                                public at the public offering price set forth on
                                the cover page of this pricing supplement. The
                                Agent may allow a concession not in excess of
                                $       per MPS to other dealers, which may
                                include Morgan Stanley & Co. International
                                Limited and Bank Morgan Stanley AG.

                                We expect to deliver the MPS against payment
                                therefor in New York, New York on    , 2005.
                                After the initial offering, the Agent may vary the offering price and other selling terms from time to time. Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in three Business Days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade MPS on the date of pricing or the next succeeding Business Day will be required, by virtue of the fact that the MPS initially will settle in five Business Days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

                                In order to facilitate the offering of the MPS, the Agent may engage in transactions that stabilize, maintain or otherwise affect the price of the MPS. Specifically, the Agent may sell more MPS than it is obligated to purchase in connection with the offering, creating a naked short position in the MPS for its own account. The Agent must close out any naked short position by purchasing the MPS in the open market. A naked short position is more likely to be created if the Agent is concerned that there may be downward pressure on the price of the MPS in the open market after pricing that could adversely affect investors who purchase in the offering. As an additional means of facilitating the offering, the Agent may bid for, and purchase, MPS or individual Basket Shares in the open market to stabilize the price of the MPS. Any of these activities may raise or maintain the market price of the MPS above independent market levels or prevent or retard a decline in the market price of the MPS. The Agent is not required to engage in these activities, and may end any of these activities at any time. An affiliate of the Agent has entered into a hedging transaction with us in connection with this offering of MPS. See "--Use of Proceeds and Hedging" above.

                                General

                                No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the MPS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the MPS in any jurisdiction, other than the United States, where action for that purpose is required. No offers, sales or deliveries of the MPS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the MPS, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agent or any dealer.

                                The Agent has represented and agreed, and each dealer through which we may offer the MPS has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the MPS or possesses or distributes this pricing supplement and the accompanying prospectus supplement and prospectus and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the MPS under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the MPS. We shall not have responsibility for the Agent's or any dealer's compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

                                Brazil

                                The MPS may not be offered or sold to the public in Brazil. Accordingly, the offering of the MPS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

                                Chile

                                The MPS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the MPS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

                                Hong Kong

                                The MPS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the MPS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to MPS which are intended to be disposed of only to persons outside

                                Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

                                Mexico

                                The MPS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

                                Singapore

                                This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus used in connection with the offer or sale, or invitation for subscription or purchase, of the MPS may not be circulated or distributed, nor may the MPS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the MPS to the public in Singapore.

ERISA Matters for Pension
 Plans and Insurance
 Companies...................   Each fiduciary of a pension, profit-sharing or
                                other employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") (a "Plan"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the MPS.
                                Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

                                In addition, we and certain of our subsidiaries and affiliates, including MS & Co. and Morgan Stanley DW Inc. (formerly Dean Witter Reynolds Inc.) ("MSDWI"), may each be considered a "party in interest" within the meaning of ERISA, or a "disqualified person" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (also "Plans"). Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the MPS are acquired by or with the assets of a Plan with respect to which MS & Co., MSDWI or any of their affiliates is a service provider or other party in interest, unless the MPS are acquired pursuant to an exemption from the "prohibited transaction" rules. A violation of these "prohibited transaction" rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

                                The U.S. Department of Labor has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the MPS. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified asset managers).

                                Because we may be considered a party in interest with respect to many Plans, the MPS may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCE 96-23, 95-60, 91-38, 90-1, or 84-14 or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the MPS will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the MPS that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or with any assets of a governmental or church plan that is subject to any federal, state or local law that is substantially similar to the provisions of
                                Section 406 of ERISA or Section 4975 of the Code or (b) its purchase, holding and disposition are eligible for exemptive relief or such purchase, holding and disposition are not prohibited by ERISA or Section 4975 of the Code (or in the case of a governmental or church plan, any substantially similar federal, state or local law).

                                Under ERISA, assets of a Plan may include assets held in the general account of an insurance company which has issued an insurance policy to such plan or assets of an entity in which the Plan has invested. Accordingly, insurance company general accounts that include assets of a Plan must ensure that one of the foregoing exemptions is available. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the MPS on behalf of or with "plan assets" of any Plan consult with their counsel regarding the availability of exemptive relief under PTCEs 96-23, 95-60, 91-38, 90-1 or 84-14.

                                Certain plans that are not subject to ERISA, including plans maintained by state and local governmental entities, are nonetheless subject to investment restrictions under the terms of applicable local law. Such restrictions may preclude the purchase of the MPS.

                                Purchasers of the MPS have exclusive
                                responsibility for ensuring that their purchase, holding and disposition of the MPS do not violate the prohibited transaction rules of ERISA or the Code, or any similar regulations applicable to governmental or church plans, as described above.

United States Federal Income
Taxation.....................   The following summary is based on the advice of
                                Davis Polk & Wardwell, our special tax counsel, and is a general discussion of the principal
                                U.S. federal income tax consequences to initial investors in the MPS that (i) purchase the MPS at the Issue Price and (ii) will hold the MPS as capital assets within the meaning of Section
                                1221 of the Code. Unless otherwise specifically indicated, this summary is based on the Code, administrative pronouncements, judicial decisions and currently effective and proposed
                                Treasury regulations, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein. This discussion does not describe all of the U.S. federal income tax consequences that may be relevant to an investor in light of its particular circumstances or to investors that are subject to special rules, such as:

                                o   certain financial institutions;

                                o   tax exempt organizations;

                                o dealers and certain traders in securities or foreign currencies;

                                o investors holding MPS as part of a hedging transaction, straddle, conversion or other integrated transaction;

                                o   U.S. Holders, as defined below, whose
                                    functional currency is not the U.S. dollar;

                                o   partnerships;

                                o nonresident alien individuals who have lost their United States citizenship or who have ceased to be taxed as United States resident aliens;

                                o corporations that are treated as controlled foreign corporations or passive foreign investment companies;

                                o Non-U.S. Holders, as defined below, that are owned or controlled by persons subject to U.S. federal income tax;

                                o Non-U.S. Holders for whom income or gain in respect of an MPS is effectively connected with a trade or business in the United States; and

                                o Non-U.S. Holders who are individuals having a "tax home" (as defined in Section 911(d)(3) of the Code) in the United States.

                                General

                                The Class A MPS will be treated, and we intend to treat the Class B MPS, as "contingent payment debt instruments." Our treatment of the MPS as contingent payment debt instruments will be binding on investors in the MPS, unless an investor timely and explicitly discloses to the IRS that its treatment is different from ours. The treatment of the MPS as contingent payment debt instruments, however, is not binding on the IRS or the courts. If the IRS were successful in asserting an alternative characterization for the MPS, the timing and character of the income or loss with respect to the MPS may differ. Unless otherwise stated, the following discussion is based on the treatment of the MPS as contingent payment debt instruments.

                                If you are considering purchasing the MPS, you are urged to consult your own tax advisor with regard to the application of the U.S. federal income tax laws to your particular situation (including alternative characterizations of the
                                MPS) as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

                                U.S. Holders

                                This section only applies to you if you are a U.S. Holder and is only a brief summary of the U.S. federal income tax consequences of the ownership and disposition of the MPS. As used herein, the term "U.S. Holder" means a beneficial owner of an MPS that is for U.S. federal income tax purposes:

                                o   a citizen or resident of the United States;

                                o a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States or of any political subdivision thereof; or

                                o an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

                                U.S. Holders should refer to the discussions under "United States Federal
                                Taxation--Notes--Notes Linked to Commodity
                                Prices, Single Securities, Baskets of Securities or Indices" and "United States Federal Taxation--Backup Withholding" in the accompanying prospectus supplement for a full description of the U.S. federal income tax and withholding consequences of ownership and disposition of a contingent payment debt instrument.

                                In summary, U.S. Holders will, regardless of their method of accounting for U.S. federal income tax purposes, be required to accrue original issue discount ("OID") as interest income on the MPS on a constant yield basis in each year that they hold the MPS, despite the fact that no stated interest will actually be paid on the MPS. As a result, U.S. Holders will be required to pay taxes annually on the amount of accrued OID, even though no cash will be paid on the MPS from which to pay such taxes. In addition, any gain recognized by U.S. Holders on the sale or exchange, or at maturity, of the MPS will generally be treated as ordinary income.

                                The rate of accrual of OID on the MPS is the
                                yield at which we would issue a fixed rate
                                non-contingent debt instrument with terms
                                similar to those of the MPS or the applicable federal rate, whichever is greater (the "comparable yield"), and is determined at the time of the issuance of the MPS. We have determined that the comparable yield is an
                                annual rate of    % compounded annually. Based
                                on our determination of the comparable yield, the "projected payment schedule" for an MPS (assuming each MPS has an issue price of $1,000 for U.S. federal income tax purposes) consists of an amount equal to $ due at maturity.

                                The following table states the amount of OID that will be deemed to have accrued with respect to an MPS during each accrual period (which accrual periods are computed using a day count convention of

                                30 days per month and 360 days per year) based upon our determination of the comparable yield and the projected payment schedule:

                                                                       TOTAL OID
                                                                        DEEMED
                                                                        TO HAVE
                                                                       ACCRUED
                                                                        PER MPS
                                                              OID        FROM
                                                           DEEMED TO   ORIGINAL
                                                            ACCRUE      ISSUE
                                                           PER MPS    DATE AS OF
                                                            DURING      END OF
                                                            ACCRUAL     ACCRUAL
                                     ACCRUAL PERIOD         PERIOD      PERIOD
                                -------------------------- ----------  ---------
                                Original Issue Date
                                   through
                                   December 31, 2005......   $          $
                                January 1, 2006 through      $          $
                                   December 31, 2006......
                                January 1, 2007 through      $          $
                                   December 31, 2007......
                                January 1, 2008 through      $          $
                                   December 31, 2008......
                                January 1, 2009 through      $          $
                                   December 31, 2009......
                                January 1, 2010 through      $          $
                                   December 31, 2010......
                                January 1, 2011 through      $          $
                                   December 31, 2011......
                                January 1, 2012 through      $          $
                                November 30, 2012.........

                                The comparable yield and the projected payment schedule are not provided for any purpose other than the determination of U.S. Holders' OID accruals and adjustments in respect of the MPS, and we make no representation regarding the actual amounts of payments on an MPS.

                                Non-U.S. Holders

                                This section only applies to you if you are a Non-U.S. Holder. As used herein, the term "Non-U.S. Holder" means a beneficial owner of an MPS that is for U.S. federal income tax purposes:

                                o   a nonresident alien individual;

                                o   a foreign corporation; or

                                o   a foreign trust or estate.

                                Tax Treatment upon Maturity, Sale, Exchange or Disposition of an MPS. Subject to the discussion below concerning backup withholding, payments on an MPS by us or a paying agent to a Non-U.S. Holder and gain realized by a Non-U.S. Holder on the sale, exchange or other disposition of an MPS, will not be subject to U.S. federal income or withholding tax, provided that:

                                o such Non-U.S. Holder does not own, actually or constructively, 10 percent or more of the total combined voting power of all classes of stock of Morgan Stanley entitled to vote and is not a bank receiving interest described in Section 881(c)(3)(A) of the Code; and

                                o the certification required by Section 871(h) or Section 881(c) of the Code has been provided with respect to the Non-U.S. Holder, as discussed below.

                                Certification Requirements. Sections 871(h) and 881(c) of the Code require that, in order to obtain an exemption from withholding tax in respect of payments on the MPS that are, for U.S. federal income tax purposes, treated as interest, the beneficial owner of an MPS certifies on Internal Revenue Service Form W-8BEN, under penalties of perjury, that it is not a "United States person" within the meaning of Section 7701(a)(30) of the Code. If you are a prospective investor, you are urged to consult your own tax advisor regarding the reporting requirements, including reporting requirements for foreign partnerships and their partners.

                                Estate Tax. Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual's gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, a Note will be treated as U.S. situs property subject to U.S. federal estate tax if payments on the Note, if received by the decedent at the time of death, would have been subject to United States federal withholding tax (even if the W-8BEN certification requirement described above were satisfied).

                                If you are considering purchasing the MPS, you are urged to consult you own tax advisor regarding the U.S. federal estate tax consequences of investing in the MPS.

                                Information Reporting and Backup Withholding. Information returns may be filed with the U.S. Internal Revenue Service (the "IRS") in connection with the payments on the MPS at maturity as well as in connection with the proceeds from a sale, exchange or other disposition. The Non-U.S. Holder may be subject to U.S. backup withholding on such payments or proceeds, unless the Non-U.S. Holder complies with certification requirements to establish that it is not a United States person, as described above. The certification requirements of Sections 871(h) and 881(c) of the Code, described above, will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder's U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.